                                                                   EXHIBIT 10.24

                              PURCHASE AGREEMENT

                                 BY AND AMONG

                             HINES NURSERIES, INC.

                              LOVELL FARMS, INC.

                             BOTANICAL FARMS, INC.

                             WARREN W. LOVELL III

                               JEFFREY S. LOVELL

                     JENIFER E. MORENO, AS TRUSTEE OF THE

                     TRACE LOVELL FAMILY INVESTMENT TRUST


                                      AND

                               ENRIQUE A. YANES

                           DATED AS OF MARCH 3, 2000

                               TABLE OF CONTENTS
                               -----------------
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
Section 1.      ACQUISITION..................................................    2
        1.1     Acquired Assets and Assumed Liabilities......................    2
                (a) Acquired Assets..........................................    2
                (b) Excluded Assets..........................................    4
        1.2     Partnership Interests and Enviro-Safe Stock..................    4
Section 2.      PURCHASE PRICE AND OTHER TERMS...............................    5
        2.1     Purchase Price...............................................    5
        2.2     Earn-Out.....................................................    6
        2.3     Increase in Purchase Price...................................    9
        2.4     [RESERVED]...................................................   12
        2.5     [RESERVED]...................................................   12
        2.6     Sales, Use and Transfer Taxes................................   12
        2.7     Allocation of Purchase Price.................................   12
        2.8     Possession...................................................   12
        2.9     Representative...............................................   12
Section 3.      REPRESENTATIONS AND WARRANTIES OF SELLERS....................   13
        3.1     Capitalization...............................................   13
        3.2     Subsidiaries and Other Equity Investments....................   13
        3.3     Organization, Good Standing and Authority....................   14
        3.4     Execution and Delivery.......................................   14
        3.5     No Conflicts.................................................   14
        3.6     Financial Statements.........................................   15
        3.7     No Undisclosed Liabilities; Trade Payables...................   15
        3.8     Absence of Certain Changes...................................   15
        3.9     Property; Encumbrances.......................................   17
        3.10    Condition of Personal Property...............................   17
        3.11    Condition of Real Property...................................   17
        3.12    Accounts Receivable..........................................   18
        3.13    Inventories..................................................   18
        3.14    Intellectual Property and Proprietary Rights.................   18
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                                      -i-

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        3.15    Banking......................................................   18
        3.16    Insurance....................................................   19
        3.17    Indebtedness.................................................   19
        3.18    Judgments; Litigation........................................   19
        3.19    Government Payments..........................................   20
        3.20    No Unlawful Contributions....................................   20
        3.21    Employee Benefit Matters.....................................   21
        3.22    Permits, Licenses, Etc.......................................   22
        3.23    Consents.....................................................   23
        3.24    Material Contracts; No Defaults..............................   23
        3.25    Employee Matters.............................................   24
        3.26    Affiliations.................................................   24
        3.27    Principal Customers and Suppliers............................   25
        3.28    Compliance with Laws.........................................   26
        3.29    Product Liability and Product Warranty.......................   26
        3.30    Hazardous Materials..........................................   26
        3.31    Utilities....................................................   27
        3.32    Condition of Structures and Tangible Personal Property.......   27
        3.33    Year 2000 Compliance.........................................   27
        3.34    Brokers' Fees................................................   27
        3.35    Disclosure...................................................   28
        3.36    No Third Party Approval Required.............................   28
Section 4.      REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT.......   28
        4.1     Organization and Good Standing...............................   28
        4.2     Execution and Delivery.......................................   28
        4.3     No Conflicts.................................................   28
        4.4     Brokers' Fees................................................   29
        4.5     Approval.....................................................   29
        4.6     No Third Party Approval Required.............................   29
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                                     -ii-
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Section 5.      [RESERVED]...................................................   29
Section 6.      CONDITIONS PRECEDENT TO CLOSING; POST-CLOSING OBLIGATIONS....   29
        6.1     Conditions to Obligations of Purchaser.......................   29
                (a)  Representations and Warranties; Performance of
                     Obligations.............................................   30
                (b)  Certificates and Deliveries by Sellers..................   30
                (c)  No Injunction...........................................   30
                (d)  Authorizations..........................................   30
                (e)  Consents and Approvals..................................   30
                (f)  Bill of Sale............................................   31
                (g)  Opinion of Counsel to Sellers and Shareholders..........   31
                (h)  Assignment of Partnership Interests.....................   31
                (i)  Stock Certificates......................................   31
                (j)  Termination of Liens....................................   31
                (k)  No Material Adverse Change..............................   31
                (l)  Transfer of Excluded Real Property......................   31
                (m)  Real Property...........................................   31
                (n)  Title Report............................................   31
                (o)  Surveys.................................................   32
                (p)  Environmental Audit.....................................   32
                (q)  Financing...............................................   32
                (r)  Assignment and Assumption Agreement.....................   32
                (s)  Assignment of Permits...................................   32
                (t)  Shareholder Loans.......................................   32
        6.2     Conditions to Obligations of Sellers and Shareholders........   32
                (a)  Representations and Warranties; Performance of
                     Obligations.............................................   32
                (b)  Certificates and Deliveries by Purchaser................   33
                (c)  No Injunction...........................................   33

                                     -iii-
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
                (d)   Consents and Approvals.................................   33
                (e)   Assignment and Assumption Agreement....................   33
                (f)   Payment of Purchase Price..............................   33
                (g)   Tax Indemnity Agreement................................   33
                (h)   Closing Costs..........................................   33
                (i)   Opinion of Counsel of Purchaser........................   34
        6.3     Post-Closing Obligations.....................................   34
                (a)   Name Change............................................   34
                (b)   Release of Guarantees..................................   34
                (c)   Section 338(h)(10) Election............................   34
                (d)   Payment of Audit Fees and Expenses.....................   35
                (e)   Parent Guaranty........................................   35
Section 7.      INDEMNIFICATION..............................................   35
        7.1     Survival Provisions..........................................   35
        7.2     Indemnification..............................................   36
        7.3     Limitations on Indemnification...............................   37
        7.4     Third Party Claims...........................................   37
        7.5     Representative...............................................   38
        7.6     Other Agreements; Offset Rights..............................   38
        7.7     Exclusive Rights.............................................   39
        7.8     Guarantees...................................................   39
Section 8.      COVENANTS NOT TO COMPETE.....................................   39
        8.1     Covenant Not to Compete......................................   39
        8.2     No Solicitation..............................................   39
        8.3     Severability.................................................   40
        8.4     Specific Performance.........................................   40
Section 9.      CONDUCT OF BUSINESS PENDING CLOSING..........................   40
        9.1     Qualification................................................   40
        9.2     Ordinary Course.............................................    40

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
        9.3     Organic Changes..............................................   41
        9.4     Indebtedness.................................................   41
        9.5     Accounting...................................................   41
        9.6     Compliance with Legal Requirements...........................   41
        9.7     Disposition of Assets........................................   41
        9.8     Compensation.................................................   41
        9.9     Modification or Breach of Agreements; New Agreements.........   42
        9.10    Capital Expenditures.........................................   42
        9.11    Maintain Insurance...........................................   42
        9.12    Discharge....................................................   42
Section 10.     TERMINATION..................................................   42
        10.1    Grounds for Termination......................................   42
        10.2    Effect of Termination........................................   43
Section 11.     GENERAL PROVISIONS...........................................   43
        11.1    Notices......................................................   43
        11.2    Severability.................................................   44
        11.3    Expenses.....................................................   44
        11.4    Public Announcements.........................................   45
        11.5    Third-Party Rights...........................................   45
        11.6    Entire Agreement.............................................   45
        11.7    Successors and Assigns.......................................   45
        11.8    Counterparts.................................................   45
        11.9    Recitals, Schedules and Exhibits.............................   45
        11.10   Construction.................................................   45
        11.11   Governing Law................................................   46
        11.12   Attorneys' Fees..............................................   46
        11.13   Arbitration..................................................   46

                              PURCHASE AGREEMENT

          This Purchase Agreement is made and entered into as of March 3, 2000 (this "Agreement"), by and among Hines Nurseries, Inc., a California corporation ("Purchaser"), Hines Horticulture, Inc., a Delaware corporation ("Parent"), Enrique A. Yanes ("Yanes"), Warren W. Lovell III ("WLovell"), Jenifer E. Moreno, as trustee of the Trace Lovell Family Investment Trust (the "Trust"), Jeffrey S. Lovell ("JLovell"; Yanes, WLovell, the Trust and JLovell, hereinafter are referred to as "Shareholders"), Lovell Farms, Inc., a Florida corporation ("Lovell Farms") and Botanical Farms, Inc., a Florida corporation ("Botanical Farms") (Lovell Farms and Botanical Farms are hereinafter collectively are referred to as "Sellers").

                                    RECITALS

          A. (i) Shareholders and (ii) WLovell and JLovell, own all of the issued and outstanding shares of capital stock of Lovell Farms and Botanical Farms, respectively;

          B. JLovell and WLovell own all of the issued and outstanding shares of capital stock of Enviro-Safe Laboratories, Inc., a Florida corporation ("Enviro-Safe");

          C. JLovell and WLovell own all of the partnership interests of Lovell Properties, a Florida general partnership ("Lovell Partnership");

          D. Sellers and Lovell Partnership own all of the real and personal property used in the operation of the business commonly referred to as Lovell Farms in Miami, Florida and Blairsville, Georgia, as more particularly described below;

          E. Sellers desire to sell certain assets, and JLovell and WLovell desire to sell, all of the issued and outstanding shares of capital stock of Enviro-Safe and all of the partnership interests of Lovell Partnership to Purchaser, and Purchaser desires to purchase such assets, capital stock and partnership interests from Sellers, Shareholders, JLovell and WLovell and to assume certain liabilities upon consummation of the transactions contemplated by this Agreement, all pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises set forth herein, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereto hereby agree as follows:

                                   AGREEMENT

Section 1.   ACQUISITION.
             -----------

        1.1  Acquired Assets and Assumed Liabilities.
             ---------------------------------------

             (a)  Acquired Assets.  Upon the terms and subject to the
                  ---------------
conditions of this Agreement, as of the Closing, Purchaser shall purchase from Sellers, and such Sellers shall sell, assign, transfer and convey to Purchaser, all of such Sellers' right, title and interest in and to all of the property, rights, contracts and claims directly related to or used in the operation of the business of such Sellers, wherever located and whether or not carried or reflected on the books and records of such Sellers and whether or not carried in the names of such Sellers, including, but not limited to, the following property, rights, contracts and claims, but excluding the Excluded Assets (collectively, the "Acquired Assets"):

                  (i)   Business Rights.  All of each such Seller's right, title
                        ---------------
and interest in and to all patents, patent applications, rights to sue for infringements of patents, trademarks, servicemarks, trademark and servicemark registrations and applications, copyrights, copyright registrations and applications, trade names, fictitious business names, logos, brand names, computer software, together with any rights at common law directly arising therefrom, licenses with respect to any of the foregoing and other intellectual property rights used in connection with the business of any such Seller, all of which are listed on Schedule 1.1(a)(i) (the "Business Rights").

                  (ii)  Owned Real Property.  All of the following:
                        -------------------
                        (a)  the parcels of land described on Schedule 1.1(a)
(ii)(a) hereto (the "Sellers' Land"), together with all the rights and appurtenances pertaining thereto, including, without limitation, any right, title and interest of such Sellers in and to adjacent streets, alleys or rights-of-way, covenants, agreements, rights, tenements, hereditaments and any easements serving the Sellers' Land;

                        (b) all improvements, structures and fixtures on the Sellers' Land (the "Sellers' Improvements"), including those described on
Schedule 1.1(a)(ii)(b) hereto; and

                        (c) plans, specifications, surveys, studies, reports, renderings or drawings pertaining to the Sellers' Land and Sellers' Improvements.

     The Sellers' Land and the Sellers' Improvements are sometimes collectively referred to herein as the "Sellers' Real Property".

                  (iii)  Leased Real Property.  All of each Seller's leasehold
                         --------------------
interests in real property and buildings used in connection with each such Seller's business and all of each such Seller's right, title and interest in and to the security deposits, if any, paid by such Sellers (or their predecessors-in-interest) with respect to any leasehold interests listed on Schedule 1.1(a)(iii) (the "Sellers' Leased Real Property").

                  (iv)   Customer Lists. All customer or vendor lists or other
                         --------------
documents used by each such Seller in its business, including, but not limited to, correspondence, credit information, manuals, and data, sales, marketing and advertising materials.

                  (v)    Contracts.  All of each such Seller's rights and
                         ---------
interests under the contracts, instruments, agreements, commitments or other understandings or arrangements attributable or relating to each such Seller's business, the Acquired Assets or the Assumed Liabilities (the "Contracts").

                  (vi)   Records and Documentation.  Originals or, at each
                         -------------------------
such Seller's option, copies of all business and financial records, tax information, files, books and form contracts specifically relating to the Acquired Assets described in the other clauses of this Section 1.1(a) or to the Assumed Liabilities, including, but not limited to, books and records, if any, which reflect the principal terms of each Contract Purchased by Purchaser.

                  (vii)  Authorizations.  All federal, foreign, state, local
                         --------------
or other governmental consents, licenses, permits, grants or authorizations and the like owned, held or utilized by each such Seller in the operation of their business (the "Authorizations").

                  (viii) Inchoate Rights.  All rights, claims, credits, causes
                         ---------------
of action or rights of set-off with respect to or arising out of (A) the Acquired Assets, (B) the Assumed Liabilities or (C) proceeds paid or payable under insurance contracts relating to the Acquired Assets.

                  (ix)   Furniture, Fixtures, Equipment, etc.  All items of
                         -----------------------------------
furniture, fixtures, leasehold improvements, equipment, vehicles, computers, computer software, photocopy machines and office supplies, whether owned or leased by each such Seller and used in each such Seller's business, all of which are listed on Schedule 1.1(a)(ix) (the "Furniture & Equipment").

                  (x)    Inventory.  All items of inventory used in connection
                         ---------
with each such Seller's business (the "Inventory").

                  (xi)   Accounts Receivable.  The accounts receivable of such
                         -------------------
Sellers.

                  (xii)  Other Items of Property.  All other items of property,
                         -----------------------
other than the Excluded Assets, which are used by each such Seller in connection with each such Seller's business to the extent that each such Seller has any rights or interests therein that are assignable.

                  (xiii)  Goodwill.  All goodwill associated with any of the
                          --------
business conducted by each such Seller and any of the assets, properties and rights set forth above.

             (b)  Excluded Assets.  No such Seller shall sell, assign,
                  ---------------
transfer or convey to Purchaser, nor shall Purchaser purchase (i) the corporate charter, qualifications to conduct business as foreign corporations, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and any other documents relating to the organization, maintenance, and existence of such Sellers as corporations, (ii) any of the rights of such Sellers under this Agreement or any other agreement entered into in connection with this Agreement, (iii) any of the assets or properties set forth on Schedule 1.1(b), or (iv) cash of such Sellers (collectively, the "Excluded Assets").

             (c)  Assumed Liabilities.  Upon the terms and subject to the
                  -------------------
conditions of this Agreement, and in reliance on the representations, warranties, covenants and agreements made by each such Seller herein, effective as of the Closing Date, Purchaser shall assume and be obligated pursuant to this Agreement to pay when due, perform, or discharge only (i) the liabilities of Lovell Farms and Botanical Farms becoming due after the Closing Date under the agreements listed on Schedule 1.1(c), including capital leases not to exceed an amount equal to (A) $600,000 less (B) the amount of capital leases held by Enviro-Safe, which Lovell Farms and Botanical Farms will assign to Purchaser on the Closing Date, (ii) accounts payable and accrued liabilities of Lovell Farms and Botanical Farms which arose in the Ordinary Course, and are still outstanding in the Ordinary Course at the Closing (but not any accrued liabilities or payables which Lovell Farms or Botanical Farms has failed to pay in a timely manner, or accounts payable represented by invoices dated on or prior to December 31, 1999 with due dates on or prior to the Closing Date, or failed to pay consistent with its past practices or any liabilities to the Performance Group or liabilities for legal fees arising from or related to this Agreement), (iii) open purchase orders arising in the Ordinary Course and (iv) workers compensation liabilities of Sellers (collectively, the "Assumed Liabilities").

             (d)  Liabilities Excluded by Purchaser.  Except as set forth in
                  ---------------------------------
Schedule 1.1(c), Purchaser shall not assume or otherwise become obligated pursuant to this Agreement to pay when due, perform or discharge any debts, claims, liabilities, obligations, damages or expenses of any Seller (whether known or unknown, contingent or absolute, or arising before, on or after the Closing Date). In no event shall Purchaser assume any liability for (i) taxes with respect to periods ending prior to the Closing Date, except for sales, payroll and withholding taxes included among liabilities described in Section 1.1(c)(ii), (ii) defaults under contracts or obligations of Sellers resulting from events or occurrences arising prior to the Closing Date, (iii) broker's fees or other expenses related to the transactions contemplated by this Agreement incurred by Sellers or Shareholders, (iv) loans from Shareholders or other loans for borrowed money or (v) obligations under contracts or agreements of Sellers not listed on Schedule 1.1(c) hereto (collectively, the "Excluded Liabilities").

        1.2  Partnership Interests and Enviro-Safe Stock.  At Closing,
             -------------------------------------------
Purchaser agrees to purchase from JLovell and WLovell, and JLovell and WLovell agree to sell, assign and transfer to Purchaser (i) all of the partnership interests of Lovell Partnership, free and clear of all Liens, and (ii) all of the outstanding stock of Enviro-Safe, free and clear of all Liens. As a result of the foregoing, Purchaser will indirectly own all of the property, rights, contracts and claims directly related to or used in the operation of the business of Lovell Partnership and Enviro-Safe, including, without limitation, the following:

             (a) the parcels of land described on Schedule 1.2(a) hereto which shall exclude the property described on Schedule 1.2(a)(i) (the "Acquired Land"; the Acquired Land and the Sellers' Land are sometimes collectively referred to herein as the "Land"), together with all the rights and appurtenances pertaining thereto, including, without limitation, any right, title and interest of such parties in and to adjacent streets, alleys or rights-of-way, covenants, agreements, rights, tenements, hereditaments and any easements serving the Acquired Land;

             (b) all improvements, structures and fixtures on the Acquired Land (the "Acquired Improvements"; the Acquired Improvements and the Sellers' Improvements are sometimes collectively referred to herein as the "Improvements"), including those described on Schedule 1.2(b) hereto; and

             (c) plans, specifications, surveys, studies, reports, renderings or drawings pertaining to the Acquired Land and Acquired Improvements.

     The Acquired Land and the Acquired Improvements are sometimes collectively referred to herein as the "Acquired Real Property" and the Acquired Real Property and Sellers' Real Property are sometimes collectively referred to herein as the "Real Property."

             (d) All of such parties' leasehold interests in real property and buildings used in connection with each parties' business and all of each such parties' right, title and interest in and to the security deposits, if any, paid by such parties (or their predecessors-in-interest) with respect to any leasehold interests listed on Schedule 1.2(d) (the "Acquired Leased Real Property"; the Sellers' Leased Real Property and the Acquired Leased Real Property are sometimes collectively referred to herein as the "Leased Real Property").

Section 2.   PURCHASE PRICE AND OTHER TERMS.
             ------------------------------

        2.1  Purchase Price.
             --------------

             (a) At Closing, as consideration for the Acquired Assets, the partnership interests of Lovell Partnership and the stock of Enviro-Safe, Purchaser shall pay to Sellers an aggregate amount of Ninety Million Dollars ($90,000,000) (the "Purchase Price"). The Purchase Price is subject to increases and adjustments pursuant to Sections 2.2 and 2.3 below. The Purchase Price, as adjusted, shall be allocated among the Acquired Assets, the partnership interests of Lovell Partnership and the stock of

Enviro-Safe pursuant to Schedule 2.7 hereof, and shall be paid in cash to Sellers and Shareholders in the amounts set forth on Schedule 2.1.

             (b)  [RESERVED].
                  ----------

        2.2  Earn-Out. In addition to the Purchase Price set forth in Section
             --------
2.1, Purchaser shall pay to Lovell Farms an additional amount based on the Adjusted EBITDA of the operations (as set forth in Sections 1.1 and Section 1.2 hereof) purchased by Purchaser pursuant to this Agreement (the "Purchased Operations") during the calendar year 2000 and 2001, subject to Section 2.2(g) below (the "Earn-Out") as determined as set forth below.

        "Adjusted EBITDA" shall mean the amount determined pursuant to the terms of Schedule 2.2 attached hereto.

        (a) As soon as possible following December 31, 2000, but in no event later than March 31, 2001, Purchaser shall deliver to Shareholders (i) the financial statements of the Purchased Operations for the year ended December 31, 2000 (the "Purchased Operations Financials"), and (ii) a calculation of the Purchased Operations Adjusted EBITDA for 2000 (the "Purchaser's 2000 Adjusted EBITDA Calculation"). Shareholders shall be entitled to cause their attorneys, accountants and other representatives to examine the books and records of the Purchaser during normal business hours for the purpose of verifying such calculation.

        (b) If Shareholders object to the Purchaser's 2000 Adjusted EBITDA Calculation within twenty days after receipt thereof, Shareholders shall notify Purchaser of the same in writing, in accordance with the notice provisions of this Agreement, and deliver to Purchaser a proposed modification to Purchaser's 2000 Adjusted EBITDA Calculation, accompanied by reasonable supporting detail, setting forth (i) the amount of the proposed modification, (ii) the item or items to which such proposed modification relates, and (iii) the facts and circumstances supporting the reasonableness and propriety of such modification (the "Proposed EBITDA Modification"). If Shareholders do not object to the Purchaser's 2000 Adjusted EBITDA Calculation within such twenty-day period, the Purchaser's 2000 Adjusted EBITDA Calculation shall be final, conclusive and binding on Shareholders, Sellers and Purchaser.

        (c) If Shareholders object and deliver a Proposed EBITDA Modification within such twenty-day period, the parties shall negotiate in good faith to reach an agreement. If the parties are unable to resolve the dispute among themselves within twenty (20) days after the receipt of the Proposed EBITDA Modification, the matter shall be submitted to KPMG Peat Marwick (the "Independent Accountants"). As promptly as practicable, but in no event later than ten (10) days after such submission, the parties, or their respective accountants, shall deliver to the Independent Accountants written submissions in support of their positions with respect to such dispute and shall direct the Independent Accountants to resolve such dispute. The costs of the Independent Accountants shall be divided equally between Purchaser, on the one hand, and Sellers, on the other hand. The decision of the Independent Accountants with respect to the computation of the Adjusted EBITDA for 2000 shall be final and binding on each of the parties hereto.

        (d) Upon final determination of the Adjusted EBITDA for 2000, and subject to the terms and conditions set forth in Section 2.2(g) below, Purchaser shall pay to the Sellers $7.50 for every dollar by which the Adjusted EBITDA for 2000 exceeds $14,000,000, but not more than an aggregate of $7,500,000 for 2000. If the Adjusted EBITDA for 2000 is equal to or less than $14,000,000, there shall be no Earn-Out payment due for the calendar year 2000.

        (e) The provisions of Sections 2.2(a) through (c) above shall be recalculated for the calendar year 2001 and, subject to the terms and conditions set forth in Section 2.2(g) below, Purchaser shall pay to Sellers an amount equal to (i) $5.00 for every dollar by which the Adjusted EBITDA for 2001 exceeds $15,000,000 (including the amount, if any, by which the Adjusted EBITDA for 2000 exceeds $15,000,000, but not more than an aggregate amount of $500,000), but not more than an aggregate of $5,000,000 for 2001 plus (ii) five
(5) times the positive number, if any, produced by the following calculation:

        A:  Adjusted EBITDA for 2000, plus
                                      ----

        B: Lesser of (i) $500,000 or (ii) the excess of the Adjusted EBITDA for 2001 over $16,000,000 (excluding carryforward of EBITDA for 2000, if any), minus
                           -----

        C:  Greater of (i) $14,000,000 or (ii) the Adjusted EBITDA for 2000;

provided, however, that the number produced by A + B - C shall not exceed the excess, if any, of $15,000,000 over the Adjusted EBITDA for 2000 (the "Year 2000 Limitation"). If the Adjusted EBITDA for 2001 is equal to or less than $15,000,000 (including the amount, if any, by which the Adjusted EBITDA for 2000 exceeds $15,000,000, but not more than an aggregate of $500,000), there shall be no Earn-Out payment due for the calendar year 2001.

        The following chart illustrates the application of Section 2.2(e)(ii) under various hypothetical scenarios:

        Assumed Facts                          Result
        -------------                          ------
      2000              2001           (to be multiplied by 5)
    Adjusted          Adjusted
     EBITDA            EBITDA
     ------            ------

        Assumed Facts                          Result
        -------------                          ------
      2000              2001           (to be multiplied by 5)
    Adjusted          Adjusted
     EBITDA            EBITDA
     ------            ------

  $13,500,000        $16,100,000         A  $13,500,000
                                      +  B  $   100,000
                                      -  C  $14,000,000
                                         -  -----------
                                            $       -0-

  $13,500,000        $16,600,000         A  $13,500,000
                                      +  B  $   500,000
                                      -  C  $14,000,000
                                         -  -----------
                                            $       -0-

  $13,900,000        $16,100,000         A  $13,900,000
                                      +  B  $   100,000
                                      -  C  $14,000,000
                                         -  -----------
                                            $       -0-

  $13,900,000        $16,600,000         A  $13,900,000
                                      +  B  $   500,000
                                      -  C  $14,000,000
                                         -  -----------
                                            $   400,000

  $14,600,000        $16,100,000         A  $14,600,000
                                      +  B  $   100,000
                                      -  C  $14,600,000
                                         -  -----------
                                            $   100,000

   $14,600,000       $16,600,000         A  $14,600,000
                                      +  B  $   500,000
                                      -  C  $14,600,000
                                         -  -----------
                                            $   500,000*

   $15,000,000          N/A                 $       -0-
                                      due to the Year 2000
                                          Limitation

*The Year 2000 Limitation limits the amount to $400,000.

             (f) No payments shall be made pursuant to this Section 2.2 until all disputes regarding the calculation of the Adjusted EBITDA have been resolved in the manner described in this Section 2.2.

             (g) Notwithstanding the foregoing, if the inventory for the Purchased Operations or the Real Property or Furniture & Equipment suffers material damage due to a hurricane or other major storm in either calendar year 2000 or 2001, the result of which causes the Adjusted EBITDA to be equal to or less than $14,000,000 or $15,000,000 (including up to $500,000 by which the Adjusted EBITDA for 2000 exceeds $15,000,000) for the calendar years 2000 and 2001, respectively, then the Earn-Out for such year, and the succeeding year, if any, shall be recalculated for the following year. For example, if such damage occurred in 2000, the Earn-Out for 2000 shall be suspended and the Earn-Out for 2001 shall be based on the calculation in Section 2.2(d) using a threshold Adjusted EBITDA of $14,000,000 and all references to Adjusted EBITDA for 2000 would mean Adjusted EBITDA for 2001. In such event, the original Earn-Out for 2001 shall be suspended until 2002 when the Earn-Out shall be based on the calculation in Section 2.2(e) using a threshold Adjusted EBITDA of $15,000,000 and all references to Adjusted EBITDA for 2001 would mean Adjusted EBITDA for 2002.
             (h) The obligation of Purchaser to make Earn-Out payments to Lovell Farms pursuant to Section 2.2 hereof shall survive, and shall not be eliminated as a result of, (i) any reorganization or reclassification of Purchaser, (ii) any merger or consolidation of Purchaser with or into any other entity, or (iii) any sale of all or substantially all of the assets of Purchaser. From the Closing Date until payment in full of each and every Earn-Out payment in accordance with Section 2.2, Purchaser shall not, and Parent shall assure that Purchaser shall not, effect any of the foregoing unless after giving effect thereto Purchaser, its successor or assignee, shall have at least $13,000,000 in the aggregate in inventory and accounts receivable as calculated in accordance with GAAP net of any reserve for doubtful accounts.

        2.3  Increase in Purchase Price. The Purchase Price payable in
             --------------------------
accordance with Section 2.1 shall be increased by the amount set forth in
Section 2.3(a) (the "Additional Purchase Price") provided, however, that the amount of the Additional Purchase Price shall not exceed $2.5 million (the "Cap Amount").

             (a) The Additional Purchase Price is the sum of the amounts in subdivision (i), (ii) and (iii) of this Section 2.3(a)

                  (i) An amount payable to Lovell Farms, a subchapter S corporation, equal to X multiplied by Y where X equals 1.25 and Y equals (x) the
                                                                          -
amount of the ordinary income net of ordinary deductions realized by Lovell Farms for income tax purposes arising solely by reason of the sale by Lovell Farms of its Acquired Assets to Purchaser, and the assumption of their Assumed Liabilities by Purchaser, in accordance with this Agreement, multiplied by (y)
                                                                            -
19.6 percent. In no event, however, shall Purchaser pay to Lovell Farms any amounts arising from any failure of Lovell Farms to have been an "S" corporation continuously since at least January 1, 1990.

     If the amount in this subdivision (a)(i) equals or exceeds the Cap Amount, the amount in subdivision (a)(ii) and (a)(iii), below, shall be zero.

             (ii) An amount payable to JLovell and WLovell equal to X multiplied by Y where X equals 1.25 and Y equals (x) the amount of the ordinary
                                                  -
income net of ordinary deductions realized by Enviro-Safe for income tax purposes arising solely by reason of the deemed sale for tax purposes by Enviro-Safe, due to the 338(h)(10) election contemplated pursuant to Section 6.3(c) hereof, of its assets to Purchaser, and the related deemed assumption of its liabilities by Purchaser, in accordance with this Agreement, multiplied by (y)
                                                                            -
19.6 percent.

     If the amount in this subdivision (a)(i) plus (a)(ii) equals or exceeds the Cap Amount, the amount in subdivision (a)(iii), below, shall be zero.

     The amount set forth in this subdivision (a)(ii) may not exceed the positive difference between the Cap Amount and the amount in subdivision (a)(i).

             (iii) An amount payable to Botanical Farms, a subchapter C corporation ("Botanical Farms"), equal to X multiplied by Y where --

                   (x)  X equals the number equal to 1 divided by (i)(aa) 1,
                    -
minus (bb) the marginal, combined, effective Federal and State income tax rate
       --
of Botanical Farms, expressed as a decimal number (i.e., 40 percent would be
                                                   ----
0.40), with respect to the amount payable to Botanical Farms in accordance with this subdivision (a)(ii) for the taxable year of Botanical Farms ending in 2000 and by assuming that such taxable year closed on the Closing Date.

                   (y)  Y equals the amount of income realized in Botanical
                    -
Farms for Income Tax purposes arising solely by reason of the sale by Botanical Farms of its Acquired Assets to Purchaser, and the assumption of its Assumed Liabilities by Purchaser, in accordance with this Agreement.

     In calculating the amount in this subdivision (a)(iii), the number in subdivision (a)(iii)(x) shall be determined with regard to the application of
                     -
the alternative minimum tax imposed by Section 55 of the Internal Revenue Code of 1986, as amended (the "Code"). The calculation of the amount payable under this subdivision (a)(iii) may require trial and error, or multiple, computations which shall be made in accordance with Treasury Regulation Section 1.338-4T(d)(3) and (g). The amount set forth in this subdivision (a)(iii) may not exceed the positive difference between the Cap Amount and the amounts in subdivision (a)(i) and (a)(ii).

             (b) The amount of the income of Lovell Farms or Enviro-Safe set forth in subdivision (a)(i)(x) and (a)(ii)(x) and the amount of income of
                            -              -
Botanical Farms set forth in subdivision (a)(iii)(y) and shall be based upon the
                                                  -
purchase price allocations set forth in Section 2.7. If those allocations are later adjusted as a result of an examination or audit by the Internal Revenue Service or other tax authority, Section 2.3(a)(i), (ii) and (iii) shall be re-applied based upon those allocations as finally determined. If the Additional Purchase Price, as so re-determined, exceeds the Additional Purchase Price, as initially determined, Purchaser shall pay such excess amount (the "Shortfall") to Lovell Farms, Enviro-Safe or Botanical Farms plus interest at the underpayment rate specified in Section 6621 of the Code; provided, however, that the sum of the amount of the Shortfall and the Additional Purchase Price (as initially determined) may not exceed the Cap Amount. The procedures set forth in Section 7.4 shall apply to any amount payable by Purchaser to Lovell Farms, Botanical Farms, JLovell or WLovell by reason of this Section 2.3(a) and (b).

             (c) On the Closing Date Purchaser shall pay to Lovell Farms, Botanical Farms, JLovell and WLovell an estimate of the Additional Purchase Price equal to $2,008,265 in the aggregate (the "Estimated Additional Purchase Price") based upon the methodology of the purchase price allocation set forth in
Schedule 2.7 with respect to ordinary income items including, but not limited to, accounts receivable (net of a reserve for bad debts consistent with past practices), depreciable property, inventory or goods in process or other similar items or items described in Section 1252 of the Code ("Ordinary Income Items"). A work sheet showing the calculation of the Estimated Additional Purchase Price is attached hereto as Schedule 2.3(c). On the Closing Date, the Purchaser shall pay the Estimated Additional Purchase Price to Lovell Farms, Botanical Farms, JLovell and WLovell.

             (d) As the precise amount of the Ordinary Income Items will not be known on the Closing Date, within ninety (90) days after the Closing Date, Purchaser shall at its expense cause the accountants for Purchaser to examine the books and records of Lovell Farms, Enviro-Safe and Botanical Farms and verify the amount of the Ordinary Income Items, and provide written notice to Lovell Farms, Botanical Farms, JLovell and WLovell of a proposed Additional Purchase Price along with supporting detail which substantiates the determination of the Ordinary Income Items and the calculation of the proposed Additional Purchase Price. To determine the Closing Date inventory amount, Purchaser shall start with the Opening Inventory Amount (as defined on Schedule
2.2 hereto), add additions to inventory as calculated in accordance with GAAP, and subtract an amount equal to the Lovell Farms' net sales from January 1, 2000 through the Closing Date multiplied by Lovell Farms' "Historical Percentage of Cost of Goods Sold." As used herein, Historical Percentage of Cost of Goods Sold shall mean a fraction, the numerator of which shall be Lovell Farms' cost of goods sold for calendar year 1999 divided by 1999 net sales. Such cost of goods sold shall be based on Lovell Farms' 1999 performance and calculated in accordance with Purchaser's standard procedures for determining cost of goods sold. Purchaser shall grant Lovell Farms, Botanical Farms, JLovell, WLovell and their attorneys, accountants or other authorized representatives, access after the Closing Date to the books and records of Lovell Farms, Enviro-Safe and Botanical Farms during normal business hours and to the workpapers of the accountants for Purchaser, and further agree to provide Lovell Farms Botanical Farms, JLovell and WLovell with other information requested by Lovell Farms, Botanical Farms, JLovell and WLovell reasonably necessary to verify the accuracy of the proposed Additional Purchase Price as calculated by Purchaser. Unless Lovell Farms, or Botanical Farms provides written notice to Purchaser within one hundred thirty-five (135) days after the Closing Date objecting to the proposed Additional Purchase Price

("Objection Notice"), such proposed Additional Purchase Price shall be the amount payable under Section 2.3(a) (the "Final Additional Purchase Price").

             (e) If Lovell Farms, Botanical Farms or the Representative provides a timely Objection Notice to Purchaser, the parties shall use reasonable efforts to resolve their differences during the thirty (30) day period following Purchaser's receipt of the Objection Notice. If the parties cannot resolve their differences during that 30-day period, the Independent Accountants shall determine the Final Additional Purchase Price, which shall be binding upon the parties and whose fees and costs shall be shared equally by Purchaser, on the one hand, and Lovell Farms, Botanical Farms, JLovell and WLovell, on the other hand.

             (f) If the Final Additional Purchase Price exceeds the Estimated Additional Purchase Price, Purchaser shall pay that excess amount, without interest, to Lovell Farms, JLovell and WLovell or Botanical Farms, as applicable, within five (5) days of the determination of the Final Additional Purchase Price. If the Estimated Additional Purchase Price exceeds the Final Additional Purchase Price, Lovell Farms, or Botanical Farms, or JLovell and WLovell as applicable, shall pay that excess amount, without interest, to Purchaser within five (5) days of the date of determination of the Final Additional Purchase Price.

        2.4  [RESERVED].

        2.5  [RESERVED].

        2.6  Sales, Use and Transfer Taxes.  In addition to the Purchase Price,
             -----------------------------
at the Closing, Purchaser shall pay the Closing Costs (as defined in Section 6.2(h)), and the Purchaser shall be responsible for (i) for any documentary stamp taxes, transfer taxes, surtaxes, and any sales, use or other taxes, duties, fees and governmental exactions imposed by reason of the transfer of the Acquired Assets, the assignment of the partnership interests of Lovell Partnership and the vesting of title to the Real Property in Purchaser, all as provided hereunder and any deficiency, interest or penalty asserted with respect thereto, and (ii) all expenses associated with the new mortgages placed on the Acquired Assets, including expenses of the title search and update.

        2.7  Allocation of Purchase Price.  The Purchase Price and Assumed
             ----------------------------
Liabilities shall be allocated in relation to the Acquired Assets, the partnership interests of Lovell Partnership and the stock of Enviro-Safe as set forth on Schedule 2.7 hereto. Each party agrees that it will not, in its Tax returns or elsewhere, take a position inconsistent with the allocations provided for in this Section.

        2.8  Possession.  Possession of the Acquired Assets will be delivered to
             ----------
Purchaser on the Closing Date, and the assignment to Purchaser of each Seller's rights in the Contracts, Business Rights, Authorizations, Real Property, Leased Real Property, Furniture & Equipment and Inventory, and all other assets of Sellers that are included among the Acquired Assets, and the transfer of the Assumed Liabilities to the Purchaser, together with the transactions contemplated pursuant to Section 1.2 hereof, will be effective as between Sellers and Purchaser as of 12:01 a.m. on the Closing Date.

        2.9  Representative.  Sellers, the Shareholders, and the Lovell
             --------------
Partnership hereby (i) appoint WLovell to act as their representative (the "Representative") to act on their behalf with respect to all decisions involving the Additional Purchase Price pursuant to Section 2.3 hereof, the Earn-Out provisions of Section 2.2 hereof, and the indemnification provisions of Section 7 hereof, and (ii) agree to be bound by the actions of the Representative while acting on behalf of each Seller, Shareholder and the Lovell Partnership pursuant to such appointment.

Section 3.   REPRESENTATIONS AND WARRANTIES OF SELLERS.  As an inducement to
             -----------------------------------------
Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers and Shareholders, jointly and severally, represent and warrant to Purchaser, and covenant and agree, as of the date hereof and as of the Closing Date, as follows (to the extent the following representations and warranties are limited to the "knowledge of Sellers" or similar phrases, the knowledge of one or more Sellers or Shareholders shall be sufficient to bind all the other Sellers and "knowledge" shall mean the knowledge of such Shareholder or Seller, or the knowledge of its directors, partners, officers or Deborah Jordan, after such individuals have made all reasonable inquiries; for purposes of the representations, warranties and Schedules set forth in each subsection of this Section 3, all references to "Sellers" shall include Lovell Partnership and Enviro-Safe and any defined terms set forth in Section 1.1(a) hereof shall also be deemed to refer to such property, rights, contracts, claims and other items held by Lovell Partnership and Enviro-Safe):

        3.1  Capitalization.
             --------------

             (a) The authorized capital stock of each corporate Seller is as set forth on Schedule 3.1(a) (the "Common Stock"), of which the shares set forth on such Schedule are outstanding as of the Closing owned by the persons set forth on such Schedule. All outstanding shares of Common Stock have been and will be as of the Closing Date, duly authorized and validly issued, fully paid and non-assessable, free and clear of all liens, claims or encumbrances of any kind, and none of them was or will be issued in violation of any preemptive or other right. The outstanding partnership interests of Lovell Partnership are as set forth on Schedule 3.1(a) owned by the persons set forth on such Schedule, free and clear of all liens, claims or encumbrances of any kind, and none of them was or will be issued in violation of any preemptive or other right.

             (b) There are no outstanding (i) shares of capital stock or other voting securities of any Seller, (ii) securities of any Seller convertible into or exchangeable for shares of capital stock or voting securities of any Seller or (iii) options or other rights to acquire from any Seller, and there is no obligation of any Seller to issue any, capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of such Seller (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of such Seller to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities, other than transactions conducted or to be conducted in connection with the transactions contemplated by this Agreement.

             (c) Except as disclosed on Schedule 3.1(c), no Seller is a party to any agreement or understanding relating to the ownership, voting or transfer of any Common Stock or any other Company Securities.

        3.2  Subsidiaries and Other Equity Investments.  No Seller owns,
             -----------------------------------------
directly or indirectly, any shares of capital stock of any corporation, or any equity investment in any other Person, and no Seller has any obligation to acquire any such shares or to make any such investment.

        3.3  Organization, Good Standing and Authority.  Each Seller is duly
             -----------------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized and has all powers and governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted. Each Seller has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it is required to be so qualified, such jurisdictions comprising all jurisdictions in which each Seller owns or leases any property or maintains any employees.

        3.4  Execution and Delivery.  Except as set forth on Schedule 3.23, all
             ----------------------
consents, approvals, authorizations and orders necessary for the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby (the "Other Agreements") by each Seller and Shareholder have been duly and lawfully obtained, and each Seller and Shareholder has, and at the Closing will have, full right, power, authority and capacity to execute, deliver and perform this Agreement and the Other Agreements. This Agreement and the Other Agreements have been duly executed and delivered by the Sellers and Shareholders and constitute legal, valid and binding agreements of the Sellers and Shareholders enforceable against the Sellers and Shareholders in accordance with their respective terms, except to the extent such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) general principles of equity (whether considered in an action in equity or at law).

        3.5  No Conflicts.  Except for the matters set forth on Schedule 3.5,
             ------------
the execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or additional rights, termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, material lease, license or other material agreement or instrument to which any Seller or Shareholder is a party or by which any Seller or Shareholder is bound or affected or to which any of the property or assets of any Seller or Shareholder is bound or affected, (b) result in the violation of the provisions of the Articles of Incorporation or Bylaws or partnership agreement, as the case may be, of any Seller or, any order, writ, judgment, injunction, decree or award, whether foreign or domestic or any applicable statute, law, ordinance, rule, regulation, permit ("Legal Requirement"), or (c) result in the creation or imposition of any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and, with respect to capital stock, any option or other right to purchase or any restriction on voting or other rights (each a "Lien") upon any property or asset of any Seller or Shareholder. Except for this Agreement, neither Sellers nor and Shareholder have any legal obligation, absolute or contingent, to any other Person to sell any capital stock, the business, the Real Property or substantially all of the assets of any Seller or to effect any merger, consolidation or other reorganization of any Seller or to enter into any agreement with respect thereto.

        3.6  Financial Statements.  Schedule 3.6 contains true and complete
             --------------------
copies of the following financial statements (collectively, the "Financial Statements"): (a) the unaudited combined balance sheet on an accrual basis (the "Balance Sheets") of each Seller (which for purposes of this Section 3.6 includes Lovell Partnership and Enviro-Safe) at December 31, 1999 (the "Balance Sheet Date"); (b) the unaudited cash basis balance sheets of Lovell Farms, Botanical Farms, Enviro-Safe and Lovell Partnership at December 31, 1999, and the related cash basis income statement for each such entity for the twelve-month period ending December 31, 1999 and schedules showing the adjustment from cash to accrual basis for the fiscal year then ended; and (c) each of Lovell Farms' and Enviro-Safe's audited balance sheets for the fiscal years ended December 31, 1997 and December 31, 1998, and in each case the related audited consolidated statements of income, equity and cash flow (including the accompanying notes) for each fiscal year then ended. The Financial Statements
(i) except for the 1999 Financial Statements, have been prepared in accordance with GAAP consistently applied as at the dates and during the periods covered thereby, and (ii) are true and correct in all material respects and present fairly the financial position and results of operations and cash flows of the Sellers as of the dates and for the periods specified therein. "GAAP" shall mean generally accepted accounting principles, consistently applied.

        3.7  No Undisclosed Liabilities; Trade Payables.  Except (a) as set
             ------------------------------------------
forth on Schedule 3.7 hereto, (b) to the extent set forth or provided for in the Balance Sheets or the notes thereto, or (c) for non-material current liabilities of the same nature as those set forth in the Balance Sheets and the notes thereto incurred since the Balance Sheet Date in the ordinary course of the Sellers' business, consistent with past practices ("Ordinary Course"), the Sellers have no liabilities or obligations, whether accrued, absolute, contingent or otherwise (including, without limitation, unasserted claims, whether known or unknown).

        3.8  Absence of Certain Changes.  Since the Balance Sheet Date, except
             --------------------------
as otherwise disclosed in Schedule 3.8, no Seller has:

             (a) incurred any debts or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the Ordinary Course;

             (b) been subjected to or permitted a Lien upon or otherwise encumbered any of its assets, except any Lien for taxes not yet due;

             (c) sold, transferred, licensed or leased any of its rights, assets or properties, except in the Ordinary Course;

             (d) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheets and current liabilities incurred since the Balance Sheet Date, in each case in the Ordinary Course;

             (e) canceled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value, other than in the Ordinary Course;

             (f) suffered a material adverse effect on the business, financial condition, properties, profitability or operations of any Seller or the Acquired Assets ("Material Adverse Effect") resulting from any physical damage, destruction or loss (whether or not covered by insurance);

             (g) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure, other than in the Ordinary Course;

             (h) made or suffered any change in its condition (financial or otherwise), properties, profitability or operations, none of which (individually or in the aggregate) has had, or may reasonably be expected to have, a Material Adverse Effect;

             (i) made any change in the accounting methods, principles or practices followed by it;

             (j) made or suffered any amendment or termination of any Material Contract, other than in the Ordinary Course;

             (k) paid any increase in compensation of any kind to any employee, officer, director or consultant;

             (l) changed or suffered any change in any benefit plan or labor agreement affecting any employee of any Seller, other than in the Ordinary Course or to conform to Legal Requirements;

             (m) issued any capital stock, partnership interests, or options or rights to acquire capital stock or partnership interests, redeemed or repurchased any outstanding shares of capital stock or partnership interests, declared, set aside or paid any dividend or distribution on any shares of capital stock or partnership interests, merged with any other entity or purchased or acquired capital stock or other interest in any other entity, purchased or otherwise acquired all or substantially all of the business or assets of any other Person, or transferred or sold a substantial portion of its business or assets to any Person;

             (n) failed to pay or perform any material obligation when and to the extent due other than pursuant to a good faith defense or right of setoff;

             (o) entered into any agreement or otherwise obligated itself to do any of the foregoing; or

             (p) accelerated collection of its accounts receivable, deferred payment of its accounts payable or other sums owing to third parties or accrued liabilities, deferred the purchase of equipment or other capital goods, delayed normally scheduled maintenance or reduced inventory below its customary level.

        3.9  Property; Encumbrances.  Except as set forth on Schedule 3.9 and
             ----------------------
Liens for taxes not yet due (collectively, the "Permitted Liens"), Sellers (which for purposes of this Section 3.9 includes Lovell Partnership and Enviro-
Safe) in the aggregate have good, valid and merchantable title to all the Acquired Assets other than the Real Property and good, valid and insurable title to the Real Property, free and clear of all Liens. The Real Property purchased by Purchaser, or that vests in Purchaser due to its acquisition of the partnership interests of Lovell Partnership, and the other Acquired Assets and the personal property held by the Sellers pursuant to leases and licenses comprise all of the real property and personal property used in the conduct of the Purchased Operations. Except as set forth on Schedule 3.23, the leases and licenses included in the Acquired Assets are in full force and effect without any material default, waiver or indulgence thereunder by any Seller or, to the knowledge of Sellers, by any other party thereto. True and complete copies of all leases and licenses have been provided to Purchaser.

        3.10 Condition of Personal Property.  Except as listed on Schedule
             ------------------------------
3.10, the Acquired Assets and all personal property owned by the Sellers and all personal property held by the Sellers pursuant to personal property leases or licenses is in good operating condition, subject only to ordinary wear and tear.

        3.11 Condition of Real Property.
             --------------------------

             (a) The Real Property and all of the structures, buildings and facilities on the Real Property (the "Structures") are (i) in good operating condition, subject only to ordinary wear and tear, and (ii) supplied with utilities and other services, including the supply of water and/or rights to water, necessary for the operation of such Structures and the business conducted by Sellers therein. The Structures are the only structures, buildings and facilities used in the operation of the Purchased Operations. No condemnation proceeding is pending, or to the Sellers' knowledge, threatened, which would impair the occupancy, use or value of any of the Real Property.

             (b) Except as set forth in Schedule 3.11(b), no Structure, nor the operations of Sellers therein, (i) is in violation of any Legal Requirement,
(ii) is classified as "non-conforming use" or "permitted non-conforming structure" or

(iii) encroaches on any property owned by, or easement granted in favor of, any other Person.

             (c) Except as set forth on Schedule 3.11(c), there are no (i) leases, subleases or other agreements, written or oral, granting to any other Person the right to acquire, use or occupy any portion of any Real Property, or
(ii) outstanding options or rights of first refusal to purchase all or any portion of Real Property or interest therein. No Persons (other than the Sellers) are in possession of any of the Real Property, except pursuant to the terms of lease agreements referred to on Schedule 3.11(c) copies of which have been provided to Purchaser.

             (d) Except as set forth on Schedule 3.11(d), (i) with respect to Leased Real Property the owner thereof has good and insurable title thereto, and the Seller (which for purposes of this 3.11(d) includes Lovell Partnership) a party to the underlying lease on such Leased Real Property has a valid leasehold interest therein, free and clear of all Liens, (ii) there is ingress and egress (and a continuing right thereto), without the need for an easement, between paved public rights-of-way and the Real Property and Leased Real Property, and
(iii) no Seller has sold, transferred or subjected to a Lien, except Permitted Liens, such Real Property or any interest therein.

        3.12  Accounts Receivable.  Except as set forth on Schedule 3.12, all
              -------------------
accounts receivable of Sellers reflected in the Balance Sheets and all accounts receivable of Sellers that have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since such dates) are valid and enforceable claims and were earned by performance in the Ordinary Course. Such accounts receivable of Sellers are: (i) subject to no valid defense, offset or counterclaim; and, (ii) are fully collectible within 120 days after the Closing Date, except to the extent of the allowance, if any, for doubtful accounts, which allowance is consistent in amount with past practices.

        3.13  Inventories.  All inventories of raw materials, work-in-process
              -----------
and finished goods set forth or reflected in the Balance Sheets or acquired by Sellers since the Balance Sheet Date are of a quality and quantity usable and saleable in the Ordinary Course, subject to loss or damages sustained in the Ordinary Course.

        3.14  Intellectual Property and Proprietary Rights. Schedule 3.14
              --------------------------------------------
contains a true and complete list of all patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, and grants of a license or right to any Seller with respect to any of the foregoing, claimed by any Seller or currently used or proposed to be used by any Seller in the conduct of its business, whether registered or not (collectively, the "Intellectual Property Rights"). Each Seller owns or has the unrestricted right to use the Intellectual Property Rights and every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, marketing and purchasing strategy, invention, process, confidential data and/or other information (collectively, "Proprietary Information") used in the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by such Seller, free and clear of any right, equity or claim of others.

Except as set forth on Schedule 3.14, (a) no Seller has sold, transferred, assigned, licensed or subjected to any Lien any Intellectual Property Right or Proprietary Information or any interest therein, (b) no Seller is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property Right or Proprietary Information and (c) no Intellectual Property Right or Proprietary Information conflicts with, infringes on or otherwise violates any rights of others or is subject to any pending or threatened litigation or other adverse claim of infringement by any other Person.

        3.15  Banking.  Schedule 3.15 contains a true and complete list of the
              -------
names and locations of all financial institutions at which any Seller maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all Persons authorized to draw against any funds therein.

        3.16  Insurance.  Schedule 3.16 contains a true and complete list
              ---------
(including the name of the insurer, policy number, coverage amount, deductible amount, premium amount and expiration date) of all insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to or associated with the Acquired Assets or any Seller's business, operations, premises, properties, assets, employees, agents and directors (the "Policies"). Except as set forth on Schedule 3.16, no Seller is, and to the knowledge of Sellers, no other party is, in material breach of or default under any of the Policies, no Seller or Shareholder has received any written notice of pending or threatened cancellation of any Policy, and no claim or coverage under any Policy is currently being disputed.

        3.17  Indebtedness.  No Seller has any Indebtedness other than as set
              ------------
forth on Schedule 3.17, and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to Purchaser. No event has occurred and no condition has become known to any Seller, other than the consummation of the transactions contemplated herein, that constitutes or, with notice or passage of time, or both, would constitute a material default or termination under any instrument or document relating to or evidencing such Indebtedness. "Indebtedness" shall mean the following items, calculated in accordance with
GAAP: (i) all indebtedness for borrowed money including accrued interest expense thereon; (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP;
(iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by such Person; and (vi) any fees or penalties or any other costs related to the early payoff or termination of any of the foregoing.

        3.18  Judgments; Litigation.  Except as set forth on Schedule 3.18,
              ---------------------
there is no (a) outstanding judgment, order, decree, award, stipulation or injunction of any local, state, federal or foreign court, government or governmental department, commission, instrumentality, board, agency or authority ("Governmental Entity") against or affecting any Seller or its properties, assets or business, (b) action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation, whether civil, criminal or administrative ("Action"), by or before any Governmental Entity or arbitrator or any appeal from any of the foregoing pending, or to the Sellers' knowledge, threatened against or affecting any Seller or its properties, assets or business, or (c) fact or circumstance arising from the operation of any Seller or any business which is reasonably likely to lead to the instigation of any Action.

        3.19  Government Payments.  Except as set forth on Schedule 3.19, all
              -------------------
returns, declarations, reports and statements ("Government Returns") relating to any federal, state, local or foreign income, gross receipts, license, payroll, employment, real property, personal property, escheated funds or property, sales, use, import, export or other tax, assessment, duty, fee or tax related charge of any kind whatsoever ("Government Payments") required to be filed by any Seller in connection with the operations of any Seller or the Acquired Assets are true, complete and correct in all material respects, are in compliance with all Legal Requirements applicable thereto and have been properly and timely filed. Except as set forth on Schedule 3.19, no Seller has requested any extension of time within which to file any Government Return, which Government Return has not since been filed. Purchaser has heretofore been furnished by Sellers with true, correct and complete copies of each Government Return of Sellers with respect to the past three (3) taxable years, and of all reports of, and communications from, any Governmental Entities relating to Government Payments for such period. Except as set forth on Schedule 3.19, all Government Payments required to be paid or withheld and deposited in connection with the operations of Sellers or the Acquired Assets have been duly and timely paid or deposited by Sellers. Sellers have properly withheld or collected all amounts required by law for Government Payments relating to their employees, creditors, independent contractors and other third parties, and for Government Payments on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. Sellers have made adequate provision on their books of account for all Government Payments with respect to their business, properties and operations. Sellers' accruals for Government Payments will be adequate to cover all liabilities for Government Payments of Sellers for all periods ending on or before the Closing Date and such accruals would be adequate if Sellers were to file a Government Return on the Closing Date covering all liabilities accrued through the Closing Date. Except as set forth on Schedule 3.19, during the past four (4) taxable years, no Seller has (a) had a tax deficiency proposed, asserted or assessed against it,
(b) executed any waiver of any statute of limitations on the assessment or collection of any Government Payments, or (c) been delinquent in the payment of any Government Payments. Except as set forth on Schedule 3.19, during the past four (4) taxable years, no Government Return of any Seller has been audited or the subject of other Action by any Governmental Entity. Except as set forth on
Schedule 3.19, no Seller has received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting any Seller or its assets or properties. No Seller has made any payments or is obligated to make any payments that will not be deductible under Section 280G of the Code. No Seller is a party to a tax allocation or sharing agreement or has ever been (or has any liability for unpaid Government Payments because it was) a member of an affiliated group with the meaning of Code Section 1504(a). Enviro-Safe has made an election under Section 1362(a) of the Code, to be an "S corporation", as defined therein; such election became effective since the date of its incorporation, and all Persons who were shareholders of Enviro-Safe on the day on which such election was made validly consented to such election. Such election was effective on the date made and has remained in effect continuously from such date, and such election has not been terminated, whether by revocation, disqualification or for any other reason. No actions have been taken and no omissions have occurred which would cause such election to terminate or be revoked at any time before the Closing Date. Enviro-Safe has made a corresponding election to be taxed as an "S corporation in Florida.

        3.20  No Unlawful Contributions.  No Seller nor any partner, director,
              -------------------------
officer, agent, employee or other Person associated with or acting on behalf of any Seller has made or used any corporate or partnership funds to make any unlawful contributions, gifts or payments for entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to officials or employees of any Governmental Entity from corporate funds; failed to file any reports required with respect to lawful contributions; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any intentionally false or fictitious entries on the books or records of any Seller; or made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        3.21  Employee Benefit Matters.
              ------------------------

              (a) Schedule 3.21 sets forth a list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all other profit-sharing, deferred compensation, bonus, stock option, stock purchase, vacation pay, holiday pay, pension, retirement plans, medical and other compensation or benefit arrangements maintained or contributed to or required to be contributed to by or on behalf of any Seller for the benefit of its employees (or former employees), their beneficiaries and/or those persons providing services to such Seller, including, without limitation, a complete listing of all plans with respect to which such Seller has made or has been required to make, directly or indirectly, contributions, transfers or payments within six (6) years prior to the Closing (collectively, "Benefit Plans").

              (b) Except as set forth on Schedule 3.21, each Seller has delivered to Purchaser true and complete copies of (i) each Benefit Plan and any related funding agreements (e.g., insurance contracts or trusts), including all amendments; (ii) the current draft of the Summary Plan Description pertaining to each Benefit Plan for which a Summary Plan Description is required by ERISA or by the terms of such Benefit Plan; (iii) the three (3) most recent annual reports for each Benefit Plan (including all relevant schedules) for which such annual reports are required; and (iv) the Internal Revenue Service determination letter (if applicable) for each Benefit Plan and each amendment thereto.

             (c) Each Benefit Plan has been established and while under the respective Seller's control maintained and administered in all material respects in accordance with its terms, any related agreements and all applicable laws and, if intended to qualify under (S) 401(a) of the Code, is so qualified, and with respect to each Benefit Plan that is subject to Title IV of ERISA: (i) no Seller has ever contributed or been obligated to contribute to any "multi-employer plan" (as defined in (S) 3(37) of ERISA) on account of any withdrawal from such Benefit Plan; and (ii) no such Benefit Plan subject to a funding requirement has been terminated at a time when such Benefit Plan was not sufficiently funded.

             (d) All contributions and other payments to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code or any other applicable law have been timely made and all contributions made have been fully deductible under the Code. The books and records of Sellers properly reflect all amounts required to be accrued as liabilities to date under each Benefit Plan.

             (e) In the case of each Benefit Plan for periods during which such Benefit Plan was administered by the respective Seller, there is no accumulated funding deficiency (within the meaning of (S) 4971 of the Code), whether or not such deficiency has been waived, or any other unfunded liability.

             (f) Each Benefit Plan currently complies in all material respects, in form and operation, with all applicable laws, including, without limitation, ERISA, the Code, the continuation coverage rules of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), Code (S) 4980B and part 6 of Title I of ERISA.

             (g) No "prohibited transactions" (as defined in (S) 4975(c)(1) of the Code) or breaches of fiduciary duty involving Sellers, or a director, partner or officer of any Seller, have occurred with respect to any of the Benefit Plans.

             (h) All trusts maintained in connection with a Benefit Plan, including trusts that are intended to comply with the provisions of Code (S) 501(c)(9) or (S) 501(c)(17), are exempt from federal income taxation under Code
(S) 501(a) and there has been no written or other claims of noncompliance or failure to properly maintain, operate or administer any Benefit Plan (or a related trust) which has rendered or is reasonably likely to render such Benefit Plan or trust, or any Seller, subject to or liable for any taxes, penalties or liabilities to any Person.

             (i) There is no contract, agreement or benefit arrangement covering any employee of any Seller which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (within the meaning of (S) 280G of the Code).

             (j) No Seller maintains any Benefit Plan that provides severance pay or medical benefits to one or more former employees (including retirees) or other Persons who provided services to such Seller, or provides for post-retirement benefits to present or former employees or such other Persons, other than benefits that are required to be provided pursuant to COBRA or state law conversion rights.

             (k) Except as set forth on Schedule 3.21, there are no proceedings, lawsuits or, to the Sellers' knowledge, investigations, either currently in progress or, on the basis of facts or circumstances recognized by any Seller, expected to be instituted in the future against (i) any Benefit Plan, or (ii) any fiduciary of such plan (within the meaning of (S) 3(21)(A) of ERISA) brought on behalf of any participant, beneficiary or fiduciary thereunder, or by any Governmental Entity.

        3.22 Permits, Licenses, Etc.
             ----------------------

             (a) Except as set forth on Schedule 3.22(a)(i), each Seller possesses, and is in compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities (collectively, the "Permits") necessary to (i) occupy, maintain, operate and use the Real Property as it is currently used (ii) conduct its business as currently conducted, and (iii) maintain and operate the Benefit Plans. Schedule 3.22(a)(ii) contains a true and complete list of all Permits. Each Permit has been lawfully and validly issued and is in full force and effect, and no proceeding is pending or, to the Sellers' knowledge, threatened, with respect to the revocation, suspension or limitation of any Permit. The execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby will not result in the revocation, suspension, limitation or adverse modification of any Permit and, except as set forth in Schedule 3.22(a)(iii), no Permit will require the consent of its issuing authority to, or as a result of the consummation of, the transactions contemplated hereby.

             (b) Schedule 3.22(b)(i) identifies all Permits which materially restrict the present output of any Seller, which limit the term of possession or operation of any material assets of any Seller, or which pertain to environmental discharge. No Seller has been notified or presently has reason to believe any of the Permits will not in the Ordinary Course be renewed upon their expiration. Except as set forth on Schedule 3.22(b)(ii), no Seller is in material breach of, or has received in writing or otherwise any claim or assertion that such Seller has breached any of the terms or conditions of any Permit.

        3.23  Consents.  Schedule 3.23 sets forth all consents, authorizations,
              --------
and approvals of, all filings and registrations with, and all notices to, any Person that are necessary as a result of the consummation of the transactions contemplated hereby so as not to (a) cause the Purchased Operations to be interrupted or (b) result in any penalty or fee to be levied against Purchaser or the Purchased Operations. Except as set forth on Schedule 3.23, all such consents and filings have been obtained or made or will be obtained or made prior to the Closing.

        3.24  Material Contracts; No Defaults.  Schedule 3.24 contains a true
              -------------------------------
and complete list and description of all material Contracts, written or oral (the "Material Contracts"). As used herein, "material" shall mean any contract which (i) obligates any

Seller to make annual payment(s) in excess of $25,000, (ii) has a term in excess of one year or cannot be terminated by any Seller on less than thirty
(30) days' notice without cost or penalty, or (iii) accounts for more than five percent (5%) of any Seller's accounts payable or accounts receivable. No contract included as an Excluded Asset or an Excluded Liability on Schedule 1.1(b) or Schedule 1.1(c), respectively, shall be deemed a Material Contract. True and complete copies of such written Material Contracts and complete summaries of such oral Material Contracts have been provided to Purchaser. Except as set forth on Schedule 3.24, each Material Contract is, and immediately after the Closing will be (on identical terms), legal, valid, binding, enforceable and in full force and effect in the form delivered to Purchaser. Except as set forth on Schedule 3.24, no Seller, nor, to the knowledge of Sellers, any other party, is in material breach or default under any Material Contract, and no Seller has received in writing any claim or assertion that such Seller is in material breach or default under any Material Contract. Except as set forth on Schedule 3.24, no event has occurred or, based on facts presently known to exist, is anticipated which with notice or lapse of time or both would constitute a material breach or default, or permit termination, acceleration or modification under any Material Contract.

        3.25 Employee Matters.
             ----------------

             (a) Schedule 3.25(a) contains a true and complete list of all contracts, agreements, plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of any Seller's property and related matters of any Seller with any current or former partner, officer, director, employee or consultant or Persons who provide or provided services of any Seller (other than such items which represent minor variances from general practices of any Seller), and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been made available to Purchaser.

             (b) Except as set forth on Schedule 3.25(b), each Seller is in compliance in all material respects with all Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety, and no Seller has received notice of, or is engaged in, any unfair labor practice. No unfair labor practice complaint against any Seller is pending before the National Labor Relations Board.

             (c) Except to the extent provided in Schedule 3.25(c), there are no material claims, grievances or arbitration proceedings, workers' compensation proceedings, labor disputes (including charges of violations of any Legal Requirements relating to current or former employees (including retirees), current or former applicants for employment or persons who provide services to any Seller), governmental investigations or administrative proceedings of any kind pending or, to any Sellers' knowledge, threatened against or relating to any Seller, or their employees or employment practices, or operations as they pertain to conditions of employment, nor is any Seller subject to any order, judgment, decree, award or administrative ruling arising from any such matter. No facts or circumstances exist that could provide a reasonable basis for a claim of wrongful termination by any current or former employee of any Seller or Persons who provide services to any Seller against any Seller.

             (d) No labor, collective bargaining, union or similar agreement is currently in existence or is being negotiated by any Seller, and no union or labor organization has been certified or recognized as the representative of any employees of any Seller or Persons who provide services to any Seller or is seeking such certification or recognition or is attempting to organize any of the employees of any Seller or persons who provide services to any Seller. There is not occurring or, to Sellers' knowledge, threatened, any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other Persons against any Seller, or its premises or products.

        3.26 Affiliations.  Except as disclosed on Schedule 3.26, and except
             ------------
for the ownership of less than five percent (5%) of the securities of a public company, no Seller, Shareholder, nor any officer, partner, director or key employee of, or other person providing services to, any Seller or any Affiliate (as defined herein) of any Seller or any of such Persons has, directly or indirectly, (a) an interest in any Person, other than a Seller, that (i) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by any Seller, or (ii) purchases from or sells or furnishes to, proposes to purchase from or sell or furnish to, any Seller any goods or services, or (b) a beneficial interest in any contract or agreement to which any Seller is a party or by which any Seller or any of the assets of any Seller are bound or affected, or (c) any claim against any Seller or any of its assets which could materially and adversely affect such Seller's assets, such Seller's title to or its right to use its assets, or such Seller's right to conduct its business following the Closing. Except as disclosed on Schedule 3.26, none of the assets of any Seller include any receivables from any officer, director, partner, shareholder or employee of, or other person providing services to any Seller. "Affiliate" shall mean any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For purposes of this definition, "control" means the power to direct the management and policies of another Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. A "Person" shall mean an individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization or association or other form of business enterprise or a Governmental Entity.

        3.27 Principal Customers and Suppliers.
             ---------------------------------

             (a) Schedule 3.27(a) contains a true and complete list of the name and address of each customer that is a party to a Contract or which is among the ten largest customers of any Seller as measured by such Seller's sales of goods or services during the twelve months ended on December 31, 1999. In the last six months, no such customer (i) has canceled, suspended or otherwise terminated its relationship with such Seller, (ii) has advised such Seller of its intention to cancel, suspend or otherwise terminate its relationship with such Seller, to materially decrease its purchases from such Seller or to materially and adversely change the terms upon which it purchases products from such Seller, or (iii) could reasonably be expected to cancel, suspend or terminate its relationship with such Seller, to materially decrease its purchases from such Seller or to materially and adversely change the terms upon which it purchases products from such Seller as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

             (b) Schedule 3.27(b) contains a true and complete list of each supplier that is a party to a Contract or from whom any Seller purchased a material portion of such Seller's purchases of goods or services during the twelve months ended on December 31, 1999. In the last six months, no such supplier (i) has canceled, suspended or otherwise terminated its relationship with such Seller, (ii) has advised such Seller of its intention to cancel, suspend or otherwise terminate its relationship with such Seller, to materially increase its pricing for such Seller, to materially curtail its accommodations, sales or services to such Seller or to materially and adversely change the terms upon which it sells products to such Seller, or (iii) could reasonably be expected to cancel, suspend or terminate its relationship with such Seller, to materially increase its pricing for such Seller, to materially curtail its accommodations, sales or services to such Seller or to materially and adversely change the terms upon which it sells products to such Seller as a result of the consummation of the transactions contemplated by this Agreement or otherwise. There are no current restrictions or, to the Sellers' knowledge, threatened or reasonably anticipated restrictions, on the supply of goods and services to any Seller that have, or could reasonably be expected to have, a Material Adverse Effect.

        3.28 Compliance with Laws.  Except as described on Schedule 3.28, each
             --------------------
Seller is in compliance in all material respects with all Legal Requirements.

        3.29 Product Liability and Product Warranty. There are no and have
             --------------------------------------
never been any warranties granted or made with respect to products sold, or services rendered, by any Seller.

        3.30 Hazardous Materials.  For purposes of this Section 3.30, the term
             -------------------
"Real Property" shall include any real property currently or previously owned or leased by any Seller or in which any Seller had any rights. Except as set forth on Schedule 3.30:

             (a) No flammable, ignitable, corrosive, reactive, radioactive or explosive substance or material, petroleum or its byproducts or breakdown products, hazardous waste, toxic substance or related material or any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Legal Requirement ("Hazardous Material") (i) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of on or under any Real Property currently or previously owned or leased by any Seller or is presently located on or under any of the Real Property (or to Sellers' knowledge without inquiry, any property adjoining any Real Property) in violation of any Legal Requirement,
(ii) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of by or on behalf of any Seller at any other site, (iii) is presently maintained, used, generated, or permitted to remain in place by any Seller in violation of any Legal Requirement, (iv) is required by any Legal Requirement to be eliminated, removed, treated or mitigated by any Seller, or (v) is of a type, location, material, nature or condition which requires notification to any third party by any Seller under any Legal Requirement or common law;

             (b) No notice, citation, summons or order has been received by any Seller, no notice has been given by any Seller and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of Sellers, threatened by any Governmental Entity, with respect to (i) any alleged violation by any Seller of any Legal Requirement related to Hazardous Materials, or (ii) any alleged failure by any Seller to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business or properties, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of any Seller of any Hazardous Material; and

             (c) Except as set forth on Schedule 3.30(c), no Seller has received any request for information, notice of claim, demand or notification that it is or that indicates that it may be a "potentially responsible party" with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material. No underground storage tanks, whether or not in use, are or have ever been located at any of the Real Property. A list of all above ground storage tanks is set forth on Schedule 3.30(c) hereto and all such tanks are in compliance with applicable Legal Requirements. Except as set forth on Schedule 3.30(c), no Seller has received any notice with respect to the listing or proposed listing of any property currently or previously owned, operated or leased by any Seller on any federal or state list of sites requiring investigation or cleanup. Except as set forth on Schedule 3.30(c), there have been no environmental inspections, investigations, studies, tests, reviews or other analysis conducted on behalf of any Seller in relation to any of the Real Property. Except as set forth on Schedule 3.30(c), no Seller has released, transported or arranged for the transportation of any Hazardous Material from any property currently or previously owned, operated or leased by any Seller in violation of any Legal Requirement. Except as set forth on Schedule 3.30(c), each Seller has complied with all Legal Requirements relating to the use, possession, generation, treatment, storage, recycling, transportation, release and disposal of Hazardous Materials.

        3.31 Utilities.  Except as set forth on Schedule 3.31, all water,
             ---------
sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or for the normal use and operation of the Real Property are installed to the property lines of such Real Property and are connected pursuant to valid permits.

        3.32 Condition of Structures and Tangible Personal Property.  Except as
             ------------------------------------------------------
set forth on Schedule 3.32, the Structures and material tangible Personal Property (i) are in a good operating condition and repair (subject to ordinary wear and tear), and (ii) have been properly operated, serviced, and maintained, and (iii) are suitable for the uses for which they are presently being used in the operation of Sellers' business.

        3.33 Year 2000 Compliance.  Except as set forth in Schedule 3.33, each
             --------------------
Seller's computer software, firmware and hardware (whether general or specific purpose) and other similar or related items of automated, computerized and/or software systems that are used or relied on by each Seller in the conduct of its business (collectively, the "Information Technology") is designed to be used during and after the calendar year 2000 A.D., and the Information Technology used during each such time period always have and will accurately receive, provide and process (including, but not limited to, calculating, comparing and sequencing) date and time data from, into and between the twentieth and twenty-first centuries (including, but not limited to, the years 1999 and 2000) and leap year calculations and never have and will not malfunction, cease to function or provide invalid or incorrect results as a result of date and time data, to the extent that other information technology, used in combination with the Information Technology, properly exchanges date and time data with it.

        3.34 Brokers' Fees.  Except as set forth on Schedule 3.34, no broker,
             -------------
finder or similar agent has been employed by or on behalf of any Seller or Shareholder in connection with this Agreement or the transactions contemplated hereby, and no Seller or Shareholder has entered into any agreement, arrangement or understanding of any kind with any Person for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

        3.35 Disclosure.  No representation or warranty of any Seller or
             ----------
Shareholder in this Agreement or any of the Other Agreements, and no information contained in any Schedule or other writing delivered pursuant to this Agreement or at the Closing, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading. Except as provided herein, Sellers have delivered to Purchaser true, correct and complete copies of all documents, and any and all amendments to any such documents, referred to in this Agreement or in any Schedule delivered to Purchaser pursuant to this Agreement.

        3.36 No Third Party Approval Required.  Except as set forth on Schedule
             --------------------------------
3.36, no approval, authorization, consent, order or other action of or filing with any Person or Governmental Entity is required in connection with the execution and delivery of this Agreement or the consummation by Sellers or Shareholders of the transactions described in this Agreement, except to the extent that the parties may be required to file reports in accordance with the applicable federal or state securities laws or to the extent such consents have been obtained.

     Section 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT.
                ------------------------------------------------------
Purchaser or Parent, as applicable, hereby represents and warrants to Sellers, and covenants and agrees, as of the date hereof and as of the Closing Date as follows:

        4.1  Organization and Good Standing.  Purchaser has been duly organized
             ------------------------------
and is validly existing as a corporation in good standing under the laws of the

State of its incorporation with full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All of the issued and outstanding capital stock of Purchaser is owned by Parent. The only significant asset owned by Parent is the stock of Purchaser.

        4.2  Execution and Delivery.  This Agreement and the Other Agreements
             ----------------------
to which it is a party have been duly authorized by all necessary action on the part of Purchaser, have been duly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with their terms, except to the extent such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) general principles of equity (whether considered in an action in equity or at law).

        4.3  No Conflicts.  The execution, delivery and performance of this
             ------------
Agreement and the consummation of the transactions contemplated hereby will not
(a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights, termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound or affected or to which any of the property or assets of Purchaser is bound or affected, (b) result in the violation of the provisions of the Articles of Incorporation or Bylaws of Purchaser or any Legal Requirement, or (c) result in the creation or imposition of any Lien upon any property or asset of Purchaser.

        4.4  Brokers' Fees.  No broker, finder or similar agent has been
             -------------
employed by or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and Purchaser has not entered into any agreement, arrangement or understanding of any kind with any Person for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

        4.5  Approval.  Purchaser's Board of Directors has approved the
             --------
execution of this Agreement and the transactions contemplated hereby.

        4.6  No Third Party Approval Required.  Except as set forth in Schedule
             --------------------------------
4.6, no approval, authorization, consent, order or other action of or filing with any Person or Governmental Entity is required in connection with the execution and delivery of this Agreement or the consummation by Purchaser of the transactions described in this Agreement, except to the extent that the parties may be required to file reports in accordance with the applicable federal or state securities laws or to the extent such consents have been obtained.

     Section 5. [RESERVED].

     Section 6. CONDITIONS PRECEDENT TO CLOSING; POST-CLOSING OBLIGATIONS.
                ---------------------------------------------------------
Subject to the fulfillment of the conditions precedent specified in Sections 6.1 and 6.2 hereof, the purchase and sale of the Acquired Assets, the assumption of the Assumed Liabilities and the other transactions contemplated herein shall be consummated at a closing (the "Closing") to be held at 10:00 a.m. local time on March 3, 2000, or at such other date or at such other time as Purchaser and Sellers shall mutually agree (such date and time being referred to as the "Closing Date"). The Closing shall be held at the offices of Paul, Hastings, Janofsky & Walker, LLP at 695 Town Center Drive, Seventeenth Floor, Costa Mesa, California or at such other place as the parties shall agree.

        6.1  Conditions to Obligations of Purchaser.  For the purpose of this
             --------------------------------------
Section 6.1, any defined terms set forth in Section 1.1(a) shall also be deemed to refer to such property, rights, contracts, claims and other items held by Lovell Partnership and Enviro-Safe. The obligation of Purchaser to consummate the purchase of the Acquired Assets and other interests pursuant to this Agreement is subject to the satisfaction, at or before the Closing, of the following conditions, any of which may be waived by Purchaser:

             (a)  Representations and Warranties; Performance of Obligations.
                  ----------------------------------------------------------
The representations and warranties of Sellers and Shareholders made to Purchaser set forth in Section 3 hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date. Sellers and Shareholders shall have performed in all material respects the agreements and obligations necessary to be performed by each under this Agreement prior to the Closing Date.

             (b)  Certificates and Deliveries by Sellers.  Purchaser shall have
                  --------------------------------------
received (i) a certificate dated the Closing Date, executed by each Seller and Shareholder, providing as attachments (A) copies of resolutions approved by the shareholders and the boards of directors of each Seller, or consents of its partners, as the case may be, certifying that the resolutions or consents attached to said certificate were duly adopted by the shareholders and the boards of directors or partners, as the case may be, of each Seller, and that such resolutions or consents remain in full force and effect, authorizing and approving the execution by each Seller of this Agreement and other documents related to this transaction and approving the consummation by each Seller of the transactions contemplated by such agreements and documents and (B) with respect to Enviro-Safe, certified Articles of Incorporation and bylaws, (ii) a certificate duly executed by each Seller and Shareholder certifying that each of the representations and warranties relating to such entity or individual set forth in Section 3 hereof and in all agreements, documents and instruments executed pursuant hereto or in connection with the Closing shall be true and correct in all material respects as of the Closing Date, and that all obligations to have been performed or complied with by each such Seller and Shareholder prior to the Closing Date have been complied with, and (iii) a certificate dated the Closing Date, executed by each Seller and Enviro-Safe, providing as attachments Certificates of Good Standing for each Seller (or the equivalent in the case of

Lovell Partnership) certified by the appropriate state official in each state in which each Seller is qualified, dated no earlier than ten (10) days prior to the Closing Date.

             (c)  No Injunction.  No preliminary or permanent injunction or
                  -------------
order that would prohibit or restrain the consummation of the transactions contemplated hereunder shall be in effect, and no Governmental Entity or other Person shall have commenced or threatened to commence an action or proceeding seeking to enjoin the consummation of such transactions or to impose liability on the parties hereto in connection therewith.

             (d)  Authorizations.  Each Seller, Lovell Partnership and
                  --------------
Enviro-Safe shall have obtained all Authorizations necessary or required in connection with the operation of its business.

             (e)  Consents and Approvals.  Each Seller, Lovell Partnership and
                  ----------------------
Enviro-Safe shall have received all consents and approvals required to be obtained in connection with the consummation of the transactions contemplated hereunder, including, without limitation, all consents applicable to the Leased Real Property, Authorizations, Permits, Furniture & Equipment and Contracts.

             (f)  Bill of Sale.  Each Seller shall have executed and delivered
                  ------------
to Purchaser a Bill of Sale in form and substance satisfactory to Purchaser.

             (g)  Opinion of Counsel to Sellers and Shareholders.  Purchaser
                  ----------------------------------------------
shall have received the opinion of Akerman, Senterfitt & Eidson, P.A., counsel to Sellers and Shareholders, dated the Closing Date, in form and substance satisfactory to Purchaser.

             (h)  Assignment of Partnership Interests. JLovell and WLovell
                  -----------------------------------
shall have executed and delivered to Purchaser an Assignment of Partnership Interest with respect to the transfer of the partnership interests in Lovell Partnership, in form and substance satisfactory to Purchaser.

             (i)  Stock Certificates.   Each of JLovell and WLovell shall have
                  ------------------
executed and delivered certificates representing all of the issued and outstanding shares of capital stock of Enviro-Safe, properly endorsed for transfer to Purchaser or accompanied by stock assignments separate from certificates transferring ownership of their respective shares of Enviro-Safe stock to Purchaser.

             (j)  Termination of Liens.  Each Seller, Lovell Partnership and
                  --------------------
Enviro-Safe shall have paid off all indebtedness for borrowed money, including indebtedness for liens covering the Acquired Assets, and received all necessary UCC terminations and terminations of mortgages and deeds of trust related to the Acquired Assets, or Purchaser shall have received a title insurance commitment marked-up at Closing to insure over all such mortgages or deeds of trust.

             (k)  No Material Adverse Change.  Purchaser shall be satisfied in
                  --------------------------
its reasonable discretion that there has been no material adverse change in the business, operations or financial condition, value or prospects of each Seller since December 31, 1999, including, without limitation, any change in the relationship between Sellers and Home Depot; provided, however, that to the extent the representations and warranties in this Agreement made by Sellers and Shareholders are incorrect, but subject to cure, such change shall not be deemed to be a material adverse change so long as such change is cured within the earlier of (a) ten (10) days after notice thereof to Sellers or (b) March 31, 2000.

             (l)  Transfer of Excluded Real Property.  Lovell Partnership, at
                  ----------------------------------
the expense of the Shareholders, shall have transferred ownership of the real property described in Schedule 6.1(l) to WLovell, JLovell or their designee prior to Closing.

             (m)  Real Property.  Lovell Partnership and Purchaser shall
                  -------------
execute and deliver any and all documents and perform any and all acts reasonably necessary or appropriate as may be required by the parties hereto in order to consummate the sale or vesting of the Real Property to or in Purchaser.

             (n)  Title Report.  Purchaser shall have received ALTA Extended
                  ------------
Coverage Owner's Policies of Title Insurance with those endorsements reasonably required by Purchaser, including, but not limited to, endorsements for access, zoning, survey and contiguity to the extent permitted by the law of the jurisdictions in which the Real Property is located, insuring Purchaser in an aggregate amount satisfactory to Purchaser and showing title to the Real Property to be vested in Purchaser, subject to the Permitted Liens and other exceptions approved by Purchaser (the "Title Policies") and legible copies of all documents of record listed in the Title Policies (the "Underlying Documents").

             (o)  Surveys.  Sellers have delivered to Purchaser, prepared at
                  -------
Purchaser's expense, a survey of each parcel of the Real Property which is adequate for the issuance of the Title Policies (the "Surveys").

             (p)  Environmental Audit.  Purchaser shall have received the
                  -------------------
results of a Phase I environmental audit on the Real Property and any Phase II audits reasonably determined by Purchaser to be necessary due to the results of such Phase I audit (collectively, the "Environmental Audits"), which results shall be satisfactory to Purchaser.

             (q)  Financing.  The lenders of Purchaser shall not have refused
                  ---------
to make loans sufficient to pay the Purchase Price and to provide reasonable working capital for the Purchased Operations, or impose upon Purchaser terms and conditions not reasonably acceptable to Purchaser in connection with such loans.

             (r)  Assignment and Assumption Agreement.  Sellers shall have
                  -----------------------------------
executed an assignment and assumption agreement, in form and substance satisfactory to Purchaser.

             (s)  Assignment of Permits.  Sellers shall have assigned all
                  ---------------------
permits necessary for the operation of the Purchased Operations to Purchaser, including, without limitation, all water permits, in form and substance satisfactory to Purchaser.

             (t)  Shareholder Loans.  All loans from Shareholders to
                  -----------------
Enviro-Safe shall be forgiven or repaid prior to Closing. JLovell and WLovell shall be entitled to remove from Enviro-Safe prior to the Closing all then existing cash (ie. after satisfaction of loans from the Shareholders and
               --
reserving sufficient cash to cover outstanding checks).

        6.2  Conditions to Obligations of Sellers and Shareholders.  The
             -----------------------------------------------------
obligations of Sellers and Shareholders to consummate the sale of the Acquired Assets, the partnership interests of Lovell Properties, and the capital stock of Enviro-Safe pursuant to this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions, any of which may be waived by Sellers or Shareholders:

             (a)  Representations and Warranties; Performance of Obligations.
                  ----------------------------------------------------------
The representations and warranties of Purchaser set forth in Section 4 hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date. Purchaser shall have performed in all material respects the agreements and obligations necessary to be performed by Purchaser under this Agreement prior to the Closing Date.

             (b)  Certificates and Deliveries by Purchaser.  Sellers and
                  ----------------------------------------
Shareholders shall have received (i) a certificate dated the Closing Date, executed by Purchaser, and providing as an attachment a copy of the resolutions approved by the board of directors of Purchaser, certifying that the resolutions as attached to said certificate were duly adopted by the board of directors of Purchaser and that such resolutions remain in full force and effect, authorizing and approving the execution by Purchaser of this Agreement and other documents related to this transaction and approving the consummation by Purchaser of the transactions contemplated by such agreements and documents, (ii) a certificate duly executed by Purchaser certifying that each of the representations and warranties relating to such entity or individual set forth in Section 4 hereof and in all agreements, documents and instruments executed pursuant hereto or in connection with the Closing shall be true and correct in all material respects as of the Closing Date, and that all obligations to have been performed or complied with as a condition to Sellers' and Shareholders' closing obligations have been complied with and (iii) Purchaser's Resale and Exemption Certificate with respect to Florida sales tax executed by Purchaser.

             (c)  No Injunction.  No preliminary or permanent injunction or
                  -------------
order that would prohibit or restrain the consummation of the transactions contemplated hereunder shall be in effect, and no Governmental Entity or other Person shall have commenced or threatened to commence an action or proceeding seeking to enjoin the consummation of such transactions or to impose liability on the parties hereto in connection therewith.

             (d)  Consents and Approvals.  Purchaser shall have received all
                  ----------------------
consents and approvals required to be obtained in connection with the consummation of the transactions contemplated hereunder.

             (e)  Assignment and Assumption Agreement.  Purchaser shall have
                  -----------------------------------
executed and delivered to each Seller an assignment and assumption agreement, in form and substance satisfactory to Sellers.

             (f)  Payment of Purchase Price.  The Purchase Price as provided
                  -------------------------
under Section 2.1 shall be paid to the Sellers.

             (g)  Tax Indemnification Agreement. If documentary excise taxes
                  -----------------------------
are not paid by Purchaser to the Florida Department of Revenue with respect to the transfer to Purchaser of the general partnership interests in Lovell Properties, Purchaser shall have executed and delivered to WLovell, JLovell and the law firm of Akerman, Senterfitt & Eidson, P.A. ("Akerman, Senterfitt") a Tax Indemnification Agreement substantially in the form attached as Schedule 6.2(g), for the benefit of WLovell and JLovell, Akerman, Senterfitt, and, as third-party beneficiaries, the Sellers and Lawyers Title Insurance Corporation.

             (h)  Closing Costs.  Upon the Closing, Purchaser shall pay (i) the
                  -------------
documentary stamp taxes, surtax and transfer taxes, sales and use taxes due on the assignment, transfer or conveyance of the Acquired Assets (including, but not limited to, the assignment of the partnership interests of Lovell Partnership to, and the vesting of the title to the Acquired Real Property in, Purchaser), (ii) the cost of the title commitment and the premiums on the Title Policies and any endorsements required by Purchaser, (iii) the cost of the Environmental Audits, (iv) the cost of the Surveys and (v) the cost of filing UCC termination statements on the Acquired Assets, other than those filed in connection with the termination of Liens against the Real Property (collectively, the "Closing Costs").

             (i)  Opinion of Counsel to Purchaser.  Sellers and Shareholders
                  -------------------------------
shall have received the opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to Purchaser, dated the Closing Date, in form and substance satisfactory to Sellers and Shareholders.

        6.3  Post-Closing Obligations.
             ------------------------

             (a)  Name Change.  Within ten (10) days after the Closing Date,
                  -----------
each Seller shall file with the Secretary of State of its state of incorporation or formation and each state in which it is qualified to do business, necessary documents to change the name of such Seller to a name which does not contain the words: "Lovell" or "Botanical." Sellers represent and warrant to Purchaser that during the period following the Closing Date until Sellers have changed their names to names which do not contain such words or any combination of the same, Sellers will operate only as holding companies and will not manufacture, market, sell or distribute products or allow any other person or entity to license or otherwise use any of Sellers' rights to such names. To the extent Purchaser is not legally prohibited from doing so, after the Closing Date and until at least the expiration of the period for which the Earn-Out will be calculated pursuant to Section 2.2, Purchaser shall continue to use the product names used in connection with the Purchased Operations.

             (b)  Release of Guarantees.  Purchaser shall use reasonable
                  ---------------------
efforts to obtain releases of Shareholders from the guarantees listed on
Schedule 6.3(b) hereto.

             (c)  Section 338(h)(10) Election.  JLovell, WLovell and Purchaser
                  ---------------------------
shall join in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law) with respect to the acquisition of shares of capital stock of Enviro-Safe by Purchaser pursuant to this Agreement (the "Election"). In connection with the Election, JLovell and WLovell shall each be responsible for the payment of any individual income tax liability arising from the Election, and JLovell and WLovell shall be responsible for the payment of all other federal, state and local taxes arising from the Election (including taxes required to be paid on behalf of JLovell and WLovell including, without limitation, Florida corporation, withholding taxes and any built-in gain tax arising under Section 1374 of the Code). JLovell and WLovell shall be responsible for filing the final S corporation tax returns for Enviro-Safe reporting the "deemed sale" of Enviro-Safe's assets, which final return shall be prepared at the expense of JLovell and WLovell. All income of JLovell and WLovell through the day of the Closing, inclusive of income attributable to the Election, shall be reflected on Enviro-Safe's final IRS Form 1120S, which shall pass all income through to JLovell and WLovell for inclusion in their respective individual state and federal income tax returns. The parties agree to prepare and timely file IRS Form 8023, and all attachments required to be filed therewith pursuant to applicable Treasury Regulations, on the basis of allocations made pursuant to the following provisions of this Section 6.3(c) and to cooperate with each other in the preparation of each other's forms. The parties shall determine by their mutual agreement in good faith (i) the amount of the "adjusted grossed-up basis" ("AGUB") for Enviro-Safe under Purchaser's ownership; and (ii) the amount of the "modified aggregate deemed sales price" of the Acquired Assets of Enviro-Safe under the ownership of JLovell and WLovell. The Parties shall prepare a schedule of values, which shall be determined by their mutual agreement in good faith in accordance with Section 2.7 hereof, that shall allocate the AGUB for Enviro-Safe under Purchaser's ownership among aggregate assets purchased pursuant to this Agreement, in accordance with
Section 338(b)(5) of the Code and the Treasury Regulations promulgated thereunder (the "Allocations"). Enviro-Safe and JLovell and WLovell each shall calculate gain or loss, if any, resulting from the Election in a manner consistent with the Allocations and shall not take any position inconsistent with the Allocations in any tax return or otherwise. The parties shall allocate the AGUB for Enviro-Safe among Enviro-Safe's assets in a manner consistent with the Allocations and shall not take any position inconsistent with the Allocations in any tax return or otherwise.

             (d)  Payment of Audit Fees and Expenses. Purchaser shall be
                  ----------------------------------
responsible for the Closing Costs and the amount by which the fees and expenses of Deloitte & Touche, LLP related solely to the 1999 year-end audit of the Sellers exceeds the amount that Deloitte & Touche, LLP charged for the 1998 audit of Sellers (which audit did not include an audit of Lovell Partnership).

             (e)  Parent Guaranty.  Subject to the following sentence, Parent
                  ---------------
shall execute a guaranty to guarantee the obligations of Purchaser under this Agreement, such guaranty to be in form and substance satisfactory to Parent, Sellers and Shareholders. Parent shall use reasonable efforts to obtain all necessary consents and authorizations to enter into such guaranty.

             (f)  Letter Agreement.  Attached hereto as Schedule 6.3(f) is a
                  ----------------
letter reflecting the understanding of the parties with respect to certain operational matters.

             (g)  Payroll.  On or immediately after the Closing Date, Purchaser
                  -------
shall reimburse Lovell Farms for the amount of payroll obligations disbursed by Lovell Farms to its employees on the Closing Date.


     Section 7. INDEMNIFICATION.
                ---------------

        7.1  Survival Provisions.
             -------------------

             (a) The representations and warranties, covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination, or knowledge of, or investigation by or on behalf of any party hereto).

             (b) Claims for indemnification pursuant to this Section 7 must be made by delivery of written notice to the party against whom the indemnification claim is made, setting forth in general terms the basis for the indemnification claim, no later than two (2) years after the Closing Date (the "Claims Period"); provided, however, that claims for indemnification for Damages arising from any breach of the representations and warranties contained in Section 3.19 (Government Payments) may be made at any time within seven (7) years after the Closing Date, and claims for indemnification for Damages (i) arising from any breach of the covenants, representations and warranties contained in Sections
3.1 (Capitalization), 3.4 (Execution and Delivery), 3.9 (Property; Encumbrances), 3.21 (Employee Benefit Matters), 3.30 (Hazardous Materials), (ii) relating to Excluded Liabilities, or (iii) to the extent any covenant, representation or warranty was given fraudulently may be made at any time and shall not be subject to the Claims Period limitation. Notwithstanding the foregoing, the Claims Period shall expire earlier than such periods of time in the event that both of the following occurs (a "Definitive Purchaser Default"):
(i) an arbitrator rules pursuant to Section 11.13 hereof that Purchaser has failed to make one or more Earn-Out payments required under Section 2.2 hereof, and (ii) such failure continues for more than ten (10) days past the expiration of any appeal rights of Purchaser with respect to such ruling.

        7.2  Indemnification.
             ---------------

             (a) Subject to Section 7.3, Sellers and Shareholders jointly and severally hereby covenant and agree to defend, indemnify and hold harmless Purchaser and its Affiliates including, without limitation, each of their respective stockholders, officers, directors, employees, agents and representatives (collectively, the "Purchaser Indemnitees") from and against any and all claims, actions, losses, obligations, costs, expenses, settlement payments, awards, damages, judgments, fines, penalties and other liabilities of any kind or nature whatsoever, including without limitation reasonable attorneys', accountants' and experts' fees, but specifically excluding any of the foregoing for which Purchaser's or such Affiliate's insurance company has paid or committed to pay (collectively, "Damages") arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Sellers or Shareholders in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure of Sellers or Shareholders to perform or observe any covenant, agreement or condition to be performed or observed by such Persons pursuant to this Agreement or any agreement delivered pursuant to this Agreement or at the Closing; (iii) any liability or other obligation of Sellers not a part of the Assumed Liabilities; (iv) any liabilities of Lovell Partnership; and (v) any liabilities, damages or other obligations related to or arising from any matter or liability identified as an Excluded Asset on Schedule 1.1(b), including but not limited to, any liability, damages or other obligations related to the pending litigation between Botanical Research Corp. and Shareholders or Sellers and any claims, suits or other litigation arising out of the facts pertaining to such litigation.

             (b) Purchaser hereby covenants and agrees to defend, indemnify and hold harmless the Sellers and each of their respective Affiliates including, without limitation, each of their respective partners, stockholders, officers, directors, employees, agents and representatives (collectively, the "Seller Indemnitees") from and against any and all Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; and (ii) the failure by Purchaser to perform or observe any covenant, agreement or condition to be performed or observed by Purchaser pursuant to this Agreement or any agreement delivered pursuant to this Agreement or at the Closing.

        7.3  Limitations on Indemnification.
             ------------------------------

             (a)  Sellers' and Shareholders' indemnification obligations in
Section 7.2(a)(i) and (ii) shall not exceed an aggregate amount equal to $9,000,000 (the "Cap Amount").

             (b) Notwithstanding any other provision of this Section 7 to the contrary, any Damages incurred by any Purchaser Indemnitee shall not be subject to the Cap Amount to the extent they arise from (i) a breach of any of the representations and warranties contained in Section 3.1 (Capitalization), warranties contained in
Section 3.1 (Capitalization), Section 3.4 (Execution and Delivery), 3.9 (Property, Encumbrances), 3.21 (Employee Benefit Matters), or 3.30 (Hazardous Materials), (ii) a breach of any representation or warranty which was given fraudulently, or (iii) a breach of Section 8 hereof.

             (c) Notwithstanding the terms of Section 7.2 (a), Sellers and Shareholders shall not be liable for the first $350,000 (the "Threshold Amount") in aggregate Damages sustained by Purchaser Indemnitees pursuant to Section 7.2(a)(i) or (ii); provided Purchaser Indemnitees shall be entitled to indemnification for such Threshold Amount of Damages, as well as any amounts in excess thereof, in the event Damages to Purchaser Indemnitees exceed such Threshold Amount; provided further that the Threshold Amount shall not apply to amounts owed under Section 7.2(a)(iii), (iv) or (v) to breaches of Section 8 hereof.

        7.4  Third Party Claims.
             ------------------

             (a)  If any party entitled to be indemnified pursuant to Section
7.2 (an "Indemnified Party") receives notice of the assertion by any third party of any claim or of the commencement by any such third party of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with respect to which another party hereto (an "Indemnifying Party") is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

             (b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice (unless the claim or Action requires a response before the expiration of such 30-day period, in which case the Indemnifying Party shall have until the date that is ten (10) days before the required response date) to acknowledge responsibility and undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent if the settlement requires the Indemnified Party to admit wrongdoing, pay any fines or refrain from any action. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

             (c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice (or before the date that is ten (10) days before the required response date, if the claim or Action requires a response before the expiration of such 30-day period), that it before the expiration of such 30-day period), that it acknowledges responsibility and elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

             (d) Anything contained in this Section 7.4 to the contrary notwithstanding, Sellers shall not be entitled to assume the defense for any Indemnifiable Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against Purchaser which Purchaser determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, properties or prospects of Purchaser; provided, however, if such equitable relief portion of the Indemnifiable Claim can be so separated from that for money damages, Sellers shall be entitled to assume the defense of the portion relating to money damages.

        7.5  Representative.  Notwithstanding any other provision contained
             --------------
herein, the Representative shall be given and shall give all notices, take all actions, and make all decisions under Section 7.1 through Section 7.6 hereof on behalf of the Sellers and Shareholders and all such notices, actions and decisions shall be binding upon all Sellers.

        7.6  Other Agreements; Offset Rights.  The provisions of Sections 7.1
             -------------------------------
through 7.5 shall not apply to any breaches of a non-competition agreement, non-disclosure agreement or employment agreement executed by Yanes. Any payments due by Purchaser to any Seller or Shareholder hereunder may, at Purchaser's election, be offset against any amounts owed by any Seller or Shareholder to Purchaser or a Purchaser Indemnitee. Any payments due by any Seller or Shareholder to Purchaser or a Purchaser Indemnitee hereunder may, at such Seller's or Shareholder's election, be offset against any amounts owed by Purchaser to such Seller or Shareholder hereunder. In the event any party intends to exercise its offset right, to the extent the amount to be offset has not been finally determined or agreed to by the parties, such amount shall be placed by the party exercising its offset rights in an interest bearing escrow account with Chicago Title Company, and the principal and interest thereon shall be disbursed only after such rights have been finally determined under the provisions of Section 11.13 hereof or agreed to by the parties hereto.

        7.7  Exclusive Rights.  Except in the case of (i) fraud, or (ii) suits
             ----------------
for specific performance, the rights contained in this Section 7 are the sole and exclusive rights of the parties with respect to any breach of this Agreement by any party hereto.

        7.8  Guarantees.  Purchaser hereby agrees to defend, indemnify and hold
             ----------
harmless the Shareholders from any liabilities arising from the Shareholders' guarantees referenced on Schedule 6.3(b) hereof.

     Section 8. COVENANTS NOT TO COMPETE.
                ------------------------

        8.1  Covenant Not to Compete.  Each Seller and Shareholder hereby
             -----------------------
agrees, individually, for itself and himself, and not jointly and severally, that until the earlier of (i) a period of five (5) years following the Closing Date, or (ii) the occurrence of a Definitive Purchaser Default, neither that Seller or Shareholder nor any of its or his Affiliates will, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a shareholder, member, manager, director, officer, employee, partner, consultant or otherwise with, any profit or non-profit business, firm, entity or organization, which, directly or indirectly, competes with the Purchased Operations in any county or city in the United States or Canada; provided that the foregoing shall not apply to (a) any Seller's or Shareholder's beneficial or legal ownership of less than five percent (5%) of the outstanding securities of any class of a public company, (b) loans from Yanes to Pure Beauty Farms, Inc. ("Pure Beauty") not to exceed $400,000 in the aggregate or (c) Yanes' ownership (either directly or through a trust) of the real property currently used by Pure Beauty. Purchaser acknowledges that it is aware that Pure Beauty is owned and operated by relatives of Yanes. Notwithstanding the foregoing, all Shareholders, including Yanes, and the Sellers agree to hold in confidence and not disclose to third parties or use for their own benefit, or the benefit of others, the trade secrets or confidential information of Sellers, Lovell Partnership or Enviro-Safe. Each Seller and Shareholder acknowledges that Purchaser has legitimate business interests and that the protection of these interests justifies this restrictive covenant. The legitimate business interests include, but are not limited to, trade secrets, valuable confidential business and professional information that otherwise does not qualify as trade secrets; extraordinary or specialized training; substantial relationships with specific prospective and existing customers; and customer/client goodwill associated with a specific geographic location, an ongoing business by way of a trade name or trademark and a specific marketing or trade area. Each Seller and Shareholder acknowledges further that his or its role with the operation sold to Purchaser hereunder makes him or it uniquely aware of and a part of the legitimate business interests acquired by Purchaser.

        8.2  No Solicitation.  Each Seller and Shareholder hereby agrees until
             ---------------
the earlier of (i) a period of five (5) years following the Closing Date, or
(ii) the occurrence of a Definitive Purchaser Default, no Seller, Shareholder nor any Affiliate of any such Person shall (i) solicit or attempt to influence any of Purchaser's current or future employees to become employees or render services to any business or employer other than Purchaser; provided, however, such provisions shall not prohibit WLovell and JLovell from having Deborah Jordan provide services which are unrelated to the nursery business in an amount and manner which will not adversely impact her ability to perform her job for Purchaser, or (ii) solicit or attempt to influence any of Purchaser's current or future customers or clients to purchase goods or services from a competitor of Purchaser if such purchase could cause a diminution of Purchaser's sales to such customer or client.

        8.3  Severability.  In the event any of the covenants in this Section 8
             ------------
shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time, or over too great a geographical area, or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

        8.4  Specific Performance.  Each Seller and Shareholder acknowledges
             --------------------
that a breach of the covenants contained in this Section 8 will cause irreparable damage to Purchaser, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each such Person agrees that if any such Person breaches the covenants contained in this Section 8 in addition to any other remedy which may be available at law or in equity, Purchaser shall be entitled to specific performance and injunctive relief, without, in the event of a final judgment, posting a bond or other security.

        8.5  Breaches by Others.  Notwithstanding anything contained herein to
             ------------------
the contrary, no party hereto shall be liable for the breach by any other party of the covenants of such other party contained in this Section 8.

     Section 9. CONDUCT OF BUSINESS PENDING CLOSING.  During the period
                -----------------------------------
commencing on the date hereof and continuing through the Closing Date, the Shareholders covenant and agree to cause the Sellers to conduct their business as follows (except as otherwise expressly contemplated by this Agreement or as otherwise consented to by Purchaser in writing):

        9.1  Qualification.  Sellers shall maintain all qualifications to
             -------------
transact business and remain in good standing in their state of incorporation or formation and in the foreign jurisdictions where each is qualified to do business.

        9.2  Ordinary Course.  Each Seller shall conduct its business in, and
             ---------------
only in, the Ordinary Course and, to the extent consistent with such business, shall preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall be unimpaired at the Closing Date. Sellers shall maintain their accounts receivable, inventory, accounts payable and accrued expenses at normal levels for the time of year of the Closing and shall refrain from taking any action to (i) accelerate collection of their accounts receivable, (ii) reduce inventory, (iii) defer payment of accounts payable or accrued expenses or (iv) defer maintenance or capital expenditures. Each Seller shall maintain its properties and assets in good condition and repair.

        9.3  Organic Changes.  No Seller shall (a) amend its Articles or
             ---------------
Certificate, as the case may be, of Incorporation, Bylaws or partnership agreement (or equivalent documents), (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof, (c) enter into any partnership or joint venture,

(d) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or other securities or purchase or redeem, directly or indirectly, any shares of its capital stock or other securities, (e) issue or sell any shares of its capital stock or other securities or any options, warrants or other rights to purchase any such shares or other securities or any securities convertible into or exchangeable for such shares, (f) liquidate or dissolve, or (g) obligate itself to do any of the foregoing.

        9.4  Indebtedness.  Except as provided in this Agreement, no Seller
             ------------
shall incur any indebtedness for borrowed money, sell any debt securities or lend money to or guarantee the indebtedness of any Person other than in the Ordinary Course. No Seller shall restructure or refinance its existing indebtedness.

        9.5  Accounting.  No Seller shall make any change in the accounting
             ----------
principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted by it.

        9.6  Compliance with Legal Requirements.  Each Seller shall comply
             ----------------------------------
promptly with all Legal Requirements applicable to it and its operations.

        9.7  Disposition of Assets.  No Seller shall sell, transfer, license,
             ---------------------
lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien upon, any of its properties or assets, tangible or intangible, or any interest therein, except for sales of inventory in the Ordinary Course.

        9.8  Compensation.  No Seller shall (a) adopt or amend in any material
             ------------
respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Legal Requirement or (b) except in the Ordinary Course, pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of such Seller.

        9.9  Modification or Breach of Agreements; New Agreements.  No Seller
             ----------------------------------------------------
shall terminate or modify, or commit or cause or suffer to be committed any act that will result in any breach or violation of or constitute a default under (with or without notice or passage of time, or both) or otherwise give any Person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, disclosed in this Agreement or the Schedules hereto. No Seller shall become a party to any contract or commitment other than in the Ordinary Course. Each Seller shall meet all of its contractual obligations in accordance with their respective terms.

        9.10 Capital Expenditures.  No Seller shall purchase, or enter into any
             --------------------
contract to purchase, any capital assets in an amount for any contract exceeding $100,000.

        9.11 Maintain Insurance.  Each Seller shall maintain its Policies in
             ------------------
full force and effect and shall not do or permit to be done any act by which any of the Policies may be suspended, impaired or canceled.

        9.12 Discharge.  No Seller shall cancel, compromise, release or
             ---------
discharge any claim of such Seller upon or against any Person or waive any right of such Seller of material value, and shall not discharge any Lien upon any asset of the such Seller or compromise any debt or other obligation of such Seller to any Person other than Liens, debts or obligations with respect to current liabilities of such Seller.

     Section 10. TERMINATION.
                 -----------

        10.1 Grounds for Termination.  This Agreement may be terminated at any
             -----------------------
time prior to the Closing:

             (a)  by mutual written agreement of the Sellers and Purchaser;

             (b) by either (i) Purchaser or (ii) Sellers, if the Closing shall not have been consummated on or before March 31, 2000; provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure or whose Affiliate's failure to perform any material covenant or obligation under this Agreement is the cause of such delay;

             (c) by either (i) Purchaser or (ii) Sellers, if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

             (d) by Purchaser, provided Purchaser is not then in breach of any of its obligations hereunder, if either (i) Sellers fail to perform any covenant in this Agreement when performance thereof is due and does not cure the failure within twenty (20) business days after Purchaser delivers written notice thereof, or (ii) any other condition in Section 6.1 has not been satisfied and is not capable of being satisfied prior to the date specified in Section 10.1(b); or

             (e) by Sellers, provided that Sellers are not then in breach of any of their obligations hereunder, if (i) Purchaser fails to perform any covenant of this Agreement when performance thereof is due and does not cure the failure within twenty (20) business days after notice by Sellers thereof, or
(ii) any condition in Section 6.2 has not been satisfied and is not capable of being satisfied prior to the date specified in Section 10.1(b).

             The party desiring to terminate this Agreement pursuant to this
Section 10.1 shall give written notice of such termination to the other party.

        10.2 Effect of Termination.  If this Agreement is terminated as
             ---------------------
permitted by Section 10.1, such termination shall be without liability (subject to Section

11.3) of any party (or any shareholder, director, officer, partner, employee, agent, consultant or representative of such party) to this Agreement. The provisions of Section 11.13 shall survive any termination of this Agreement.

     Section 11. GENERAL PROVISIONS.
                 ------------------

        11.1 Notices.  All notices and other communications under or in
             -------
connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

             (a)  If to Purchaser, addressed to:

                  Hines Nurseries, Inc.
                  12621 Jeffrey Road
                  Irvine, CA 92620-2101
                  Telecopy: (949) 786-0968
                  Attention: Stephen P. Thigpen

                  With a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  695 Town Center Drive, 17th Floor
                  Costa Mesa, California 92626
                  Telecopy:  (714) 979-1921
                  Attention: William J. Simpson, Esq.

             (b)  If to Sellers, addressed to:

                  Warren Lovell
                  150 Arvida Parkway
                  Coral Gables, FL  33156

                  With a copy to:

                  Akerman, Senterfitt & Eidson, P.A.
                  1 S.E. 3rd Avenue, 28th Floor
                  Miami, FL  33131-1714
                  Telecopy: (305) 374-5095
                  Attention:  Stephen K. Roddenberry

             (c)  If to Shareholders, addressed to:

                  Warren Lovell
                  150 Arvida Parkway
                  Coral Gables, FL  33156

                  With a copy to:

                  Akerman, Senterfitt & Eidson, P.A.
                  1 S.E. 3rd Avenue, 28th Floor
                  Miami, FL  33131-1714
                  Telecopy: (305) 374-5095
                  Attention:  Stephen K. Roddenberry

        11.2  Severability.  If any term or provision of this Agreement or the
              ------------
application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

        11.3  Expenses.  Each party will bear the costs of its agents,
              --------
attorneys, accountants, investment bankers, travel, lodging and entertainment and associated expenses except as provided in this Agreement. Notwithstanding the foregoing, Sellers shall be responsible for any brokers' or finders' commission or fee of Sellers (including the fees and costs of Performance Group) and for all of Sellers' and Shareholders' tax (except to the extent expressly provided hereby) and legal costs related to this Agreement and the transactions contemplated hereby (including without limitation with respect to this Agreement, and all related matters) and Purchaser shall be responsible for the Closing Costs and the amount by which the fees and expenses of Deloitte & Touche, LLP related solely to the 1999 year end audit of the Sellers exceeds the amount that Deloitte & Touche charged for the 1998 audit of Sellers (which audit did not include an audit of Lovell Partnership).

        11.4  Public Announcements.  After the Closing, Purchaser shall be
              --------------------
permitted to issue a press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement that is consented to by Shareholders or required by law, but specifically excluding the amount of the Purchase Price and the Earn-Outs, Schedules to this Agreement and other information and documents delivered by Sellers and Shareholders hereunder.

        11.5  Third-Party Rights.  Notwithstanding any other provision of this
              ------------------
Agreement, and except as expressly provided in Section 7 hereof, this Agreement shall not create benefits on behalf of any other Person not a party to this Agreement (including without limitation any broker or finder), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

        11.6  Entire Agreement.  This Agreement, including the exhibits and
              ----------------
schedules attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter, including without limitation the letter of intent among the parties hereto.

        11.7  Successors and Assigns.  This Agreement shall inure to the
              ----------------------
benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable by any party, including each Seller and Shareholder, without the written consent of the other parties and any such purported assignment by any party without such consent shall be void, except that any or all rights of any party hereto to receive the performance of the obligations of any other party hereto and rights to assert claims against such other party in respect of any inaccuracy in or breach of any representations, warranties or covenants of such other party, may be assigned by such party to any Affiliate(s) or owner(s) of such party.

        11.8  Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, including electronically transmitted counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

        11.9  Recitals, Schedules and Exhibits.  The recitals, schedules,
              --------------------------------
exhibits and annexes to this Agreement are incorporated herein and made a part hereof as if fully set forth at length herein.

        11.10 Construction.  The article, section and subsection headings used
              ------------
herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

        11.11 Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws (and not the law of conflicts) of the State of Florida.

        11.12 Attorneys' Fees.  In the event of any dispute related to or based
              ---------------
upon this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

        11.13 Arbitration.
              -----------

              (a) Any controversy, claim or dispute involving the parties (or their affiliated persons) directly or indirectly concerning this Agreement or the subject matter hereof, including, without limitation, any issues and matters arising under the federal and state securities laws and questions concerning the scope and applicability of this Section 11.13 shall be finally settled by arbitration held in Miami-Dade County,

Florida by one arbitrator in accordance with the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof. The arbitrator shall apply Florida law in the resolution of all controversies, claims and disputes and shall have the right and authority to determine how his or her decision or determination as to each issue or matter in dispute may be implemented or enforced subject to the provisions of Section 7.7 hereof. Any decision or award of the arbitrator shall be final and conclusive on the parties to this Agreement and their respective Affiliates, and there shall be no appeal therefrom other than from gross negligence or willful misconduct.

             (b) The parties hereto agree that any action to compel arbitration pursuant to this Agreement may be brought in the appropriate Miami-Dade County, Florida court and in connection with such action to compel the laws of the State of Florida shall control. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court.

             (c) Notwithstanding the foregoing provisions of this Section 11.13, nothing contained herein shall require arbitration of any issue arising under this Agreement for which injunctive relief is successfully sought by any party hereto. Any action, suit or other proceeding initiated by any Seller, Shareholder or Purchaser against any other party pursuant to this clause (c) may be brought in any Federal or state court in Miami-Dade County, Florida having jurisdiction over the subject matter thereof as the party bringing such action, suit or proceeding shall elect. Each Seller, Shareholder, Parent and Purchaser hereby submit themselves to the jurisdiction of any such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

                              PURCHASER:

                              HINES NURSERIES, INC.,
                              a California corporation


                              By:_________________________
                              Its:________________________


                              PARENT:

                              HINES HORTICULTURE, INC.
                              a Delaware corporation


                              By:_________________________
                              Its:________________________


                              SELLERS:

                              LOVELL FARMS, INC.,
                              a Florida corporation


                              By:_________________________
                              Its:________________________


                              BOTANICAL FARMS, INC.,
                              a Florida corporation


                              By:_________________________
                              Its:________________________

                              SHAREHOLDERS:


                              _________________________
                              WARREN W. LOVELL III


                              _________________________
                              JEFFREY S. LOVELL


                              _________________________
                              ENRIQUE A. YANES



                              _________________________
                              JENIFER E. MORENO, AS TRUSTEE OF
                              THE TRACE LOVELL FAMILY
                              INVESTMENT TRUST

                            INDEX OF DEFINED TERMS

------------------------------------------------------------------------------------------
               Term                                           Section
               ----                                           -------
------------------------------------------------------------------------------------------
Acquired Assets                                     1.1(a)
------------------------------------------------------------------------------------------
Acquired Improvements                               1.2(b)
------------------------------------------------------------------------------------------
Acquired Land                                       1.2(a)
------------------------------------------------------------------------------------------
Acquired Leased Real Property                       1.2(d)
------------------------------------------------------------------------------------------
Acquired Real Property                              1.2(c)
------------------------------------------------------------------------------------------
Act                                                 3.37(a)
------------------------------------------------------------------------------------------
Action                                              3.18(b)
------------------------------------------------------------------------------------------
Additional Purchase Price                           2.3
------------------------------------------------------------------------------------------
Adjusted EBITDA                                     2.2
------------------------------------------------------------------------------------------
Affiliate                                           3.26
------------------------------------------------------------------------------------------
Agreement                                           Preamble
------------------------------------------------------------------------------------------
AGUB                                                6.3(c)
------------------------------------------------------------------------------------------
Akerman, Senterfitt                                 6.2(g)
------------------------------------------------------------------------------------------
Allocations                                         6.3(c)
------------------------------------------------------------------------------------------
Assumed Liabilities                                 1.1(c)
------------------------------------------------------------------------------------------
Authorizations                                      1.1(a)(vii)
------------------------------------------------------------------------------------------
Balance Sheets                                      3.6
------------------------------------------------------------------------------------------
Balance Sheet Date                                  3.6
------------------------------------------------------------------------------------------
Benefit Plans                                       3.21(a)
------------------------------------------------------------------------------------------
Botanical Farms                                     Preamble
------------------------------------------------------------------------------------------
Business Rights                                     1.1(a)(i)
------------------------------------------------------------------------------------------
Cap Amount                                          7.3(a)
------------------------------------------------------------------------------------------
Claim Notice                                        7.4(a)
------------------------------------------------------------------------------------------
Claims Period                                       7.1(b)
------------------------------------------------------------------------------------------
Closing                                             6
------------------------------------------------------------------------------------------
Closing Costs                                       6.2(h)
------------------------------------------------------------------------------------------
Closing Date                                        6
------------------------------------------------------------------------------------------
COBRA                                               3.21(f)
------------------------------------------------------------------------------------------
Code                                                2.2(a)(iii)
------------------------------------------------------------------------------------------
Common Stock                                        3.1(a)
------------------------------------------------------------------------------------------
Company Securities                                  3.1(b)
------------------------------------------------------------------------------------------
Contracts                                           1.1(a)(v)
------------------------------------------------------------------------------------------
Control                                             3.26
------------------------------------------------------------------------------------------
Damages                                             7.2(a)
------------------------------------------------------------------------------------------
Definitive Purchaser Default                        7.1(b)
------------------------------------------------------------------------------------------
Earn-Out                                            2.2
------------------------------------------------------------------------------------------
Election                                            6.3(c)
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Employer benefit plans                              3.21(a)
------------------------------------------------------------------------------------------
Environmental Audits                                6.1(p)
------------------------------------------------------------------------------------------
Enviro-Safe                                         Recitals
------------------------------------------------------------------------------------------
ERISA                                               3.21(a)
------------------------------------------------------------------------------------------
Estimated Additional Purchase Price                 2.3(c)
------------------------------------------------------------------------------------------
Excluded Assets                                     1.1(d)
------------------------------------------------------------------------------------------
Excluded Liabilities                                1.2(d)
------------------------------------------------------------------------------------------
Final Additional Purchase Price                     2.3(d)
------------------------------------------------------------------------------------------
Financial Statements                                3.6
------------------------------------------------------------------------------------------
Furniture & Equipment                               1.1(a)(ix)
------------------------------------------------------------------------------------------
Furniture and Equipment                             1.2(a)(viii)
------------------------------------------------------------------------------------------
GAAP                                                3.6
------------------------------------------------------------------------------------------
Government Payments                                 3.19
------------------------------------------------------------------------------------------
Government Returns                                  3.19
------------------------------------------------------------------------------------------
Governmental Entity                                 3.18(a)
------------------------------------------------------------------------------------------
Hazardous Material                                  3.30(a)
------------------------------------------------------------------------------------------
Indebtedness                                        3.17
------------------------------------------------------------------------------------------
Indemnifiable Claim                                 7.4(a)
------------------------------------------------------------------------------------------
Indemnified Party                                   7.4(a)
------------------------------------------------------------------------------------------
Indemnifying Party                                  7.4(a)
------------------------------------------------------------------------------------------
Independent Accountants                             2.2(c)
------------------------------------------------------------------------------------------
Information Technology                              3.33
------------------------------------------------------------------------------------------
Intellectual Property Rights                        3.14
------------------------------------------------------------------------------------------
Inventory                                           1.1(a)(x)
------------------------------------------------------------------------------------------
JLovell                                             Preamble
------------------------------------------------------------------------------------------
Knowledge                                           3
------------------------------------------------------------------------------------------
Knowledge of Sellers                                3
------------------------------------------------------------------------------------------
Leased Real Property                                1.2(d)
------------------------------------------------------------------------------------------
Legal Requirement                                   3.5
------------------------------------------------------------------------------------------
Liabilities Excluded by Purchaser                   1.1(d)
------------------------------------------------------------------------------------------
Lien                                                3.5
------------------------------------------------------------------------------------------
Lovell Farms                                        Preamble
------------------------------------------------------------------------------------------
Lovell Partnership                                  Recitals
------------------------------------------------------------------------------------------
Material Adverse Effect                             3.8(f)
------------------------------------------------------------------------------------------
Material Contracts                                  3.24
------------------------------------------------------------------------------------------
Objection Notice                                    2.3(d)
------------------------------------------------------------------------------------------
Ordinary Course                                     3.7
------------------------------------------------------------------------------------------
Ordinary Income Items                               2.3(c)
------------------------------------------------------------------------------------------
Original Shares                                     2.4
------------------------------------------------------------------------------------------
Other Agreements                                    3.4
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Parent                                              Preamble
------------------------------------------------------------------------------------------
Permits                                             3.22(a)
------------------------------------------------------------------------------------------
Permitted Liens                                     3.9
------------------------------------------------------------------------------------------
Person                                              3.26
------------------------------------------------------------------------------------------
Policies                                            3.16
------------------------------------------------------------------------------------------
Prohibited Transaction                              3.21(g)
------------------------------------------------------------------------------------------
Proposed EBITDA Modification                        2.2(b)
------------------------------------------------------------------------------------------
Proprietary Information                             3.14
------------------------------------------------------------------------------------------
Purchased Operations                                2.2
------------------------------------------------------------------------------------------
Purchased Operations Financials                     2.2(a)(i)
------------------------------------------------------------------------------------------
Purchase Price                                      2.1(a)
------------------------------------------------------------------------------------------
Purchaser                                           Preamble
------------------------------------------------------------------------------------------
Purchaser Indemnitees                               7.2(a)
------------------------------------------------------------------------------------------
Purchaser's 2000 Adjusted EBITDA                    2.2(a)(ii)
------------------------------------------------------------------------------------------
Representative                                      2.5
------------------------------------------------------------------------------------------
Seller Indemnitees                                  7.2(b)
------------------------------------------------------------------------------------------
Sellers                                             Preamble
------------------------------------------------------------------------------------------
Sellers' Improvements                               1.1(a)(ii)(b)
------------------------------------------------------------------------------------------
Sellers' Land                                       1.1(a)(ii)(a)
------------------------------------------------------------------------------------------
Sellers' Leased Real Property                       1.1(a)(iii)
------------------------------------------------------------------------------------------
Sellers' Real Property                              1.1(a)(ii)
------------------------------------------------------------------------------------------
Shortfall                                           2.3(b)
------------------------------------------------------------------------------------------
Structures                                          3.11(a)
------------------------------------------------------------------------------------------
Surveys                                             6.1(n)
------------------------------------------------------------------------------------------
Threshold Amount                                    7.3(c)
------------------------------------------------------------------------------------------
Title Policies                                      6.1(m)
------------------------------------------------------------------------------------------
Trust                                               Preamble
------------------------------------------------------------------------------------------
Underlying Documents                                6.1(m)
------------------------------------------------------------------------------------------
WLovell                                             Preamble
------------------------------------------------------------------------------------------
Yanes                                               Preamble
------------------------------------------------------------------------------------------
Year 2000 Limitation                                2.2(e)
------------------------------------------------------------------------------------------

                                 Schedule 2.2

               Lovell Farms (a division of Hines Nurseries Inc.)
            Adjusted EBITDA Calculation for Lovell Farms (including
                      combined companies and partnership)
          For twelve months ending December 31 and prepared according to generally accepted accounting principles

                                                             For the 12 months ending
                                                                   December 31
Income from operations before income and
franchise taxes, other non-operating income
and expenses, interest income, interest
expense, and gains/losses on the disposition
of property.  Compensation expense for Yanes
for calendar year 2000 shall be determined
as though he were employed during the entire
year 2000 pursuant to the Employment
Agreement to be entered into between Yanes
and Purchaser.
                                                                        $
                                                                        -------------------------

Plus:

Hines Nurseries, Inc. and Hines Horticulture,
Inc. corporate charges allocated and charged
to Lovell Farms and combined companies (but
not including expenses allocated to Lovell
Farms for insurance coverage provided by
Hines Nurseries, Inc. or Hines Horticulture                             --------------------------
Inc.)

Depreciation expense                                                    --------------------------

Goodwill amortization expense and other
amortization expense                                                    --------------------------

Compensation expensed for Warren and Jeffrey
Lovell from January 1, 2000 through the
Closing Date.                                                           --------------------------

Adjusted EBITDA                                                         --------------------------

All above amounts are based on operating results for the twelve-month period ending December 31 and prepared according to generally accepted accounting principles.

                                 Schedule 2.2
                                  (continued)


          In the calculation of Adjusted EBITDA for the calendar year 2000, the opening inventory amount as of January 1, 2000 shall equal inventory amounts as reflected in the 1999 year-end audit of Sellers by Deloitte and Touche, LLP, as reduced, in Purchaser's discretion, to reflect inventory valuation methods consistent with those of Purchaser and/or Parent on a company-wide basis ("Opening Inventory Amount"). This Opening Inventory Amount shall also be used in part to value inventory as of the Closing Date for purposes of determining the Additional Purchase Price in accordance with Section 2.3.

          The Purchaser shall provide written notice to Sellers of the Opening Inventory Amount at the time Purchaser provides the calculation of a proposed Additional Purchase Price to Sellers in accordance with Section 2.3(d) of the Agreement, and the Sellers may object to the calculation of the Opening Inventory Amount in the time and manner set forth in that Section 2.3(d), and any disagreement with respect to that Amount shall be resolved in the manner set forth in Section 2.3(e).

          Deliveries of inventory to customers in the year 2000 and on or before the Closing Date will be considered sales in 2000 and reflected in Adjusted EBITDA for that year. The methodology for the costing of inventory used in determining the Additional Purchase Price shall be employed in determining the cost of inventory for the periods ending December 31, 2000 and December 31, 2001. Inventory amounts at December 31, 2000 and December 31, 2001 will be based upon an audit as of those dates.

                                 Schedule 4.6

                             Third Party Approvals



     Consent of Purchaser's Lenders

                                      -3-